                                                                    EXHIBIT 99.1

                            HUB INTERNATIONAL LIMITED
                                   AS BORROWER

                                     - AND -

                                BANK OF MONTREAL
                                    AS LENDER

--------------------------------------------------------------------------------

                                 NON-REVOLVING
                                CREDIT AGREEMENT
                           DATED AS OF MARCH 30, 2006

--------------------------------------------------------------------------------

                           FRASER MILNER CASGRAIN LLP
                                   42ND FLOOR
                             1 FIRST CANADIAN PLACE
                                TORONTO, ONTARIO
                                     M5X 1B2

                                TABLE OF CONTENTS

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1     Defined Terms...........................................   1
Section 1.2     Computation of Time Periods.............................   17
Section 1.3     Accounting Terms........................................   17
Section 1.4     Extended Meanings.......................................   17
Section 1.5     Incorporation of Schedules..............................   17
Section 1.6     Headings and Table of Contents..........................   18
Section 1.7     Singular, Plural, Gender................................   18
Section 1.8     Conflict................................................   18
Section 1.9     Currency................................................   18
Section 1.10    Time....................................................   18
Section 1.11    Control.................................................   18
Section 1.12    Wholly Owned Subsidiary.................................   19
Section 1.13    References to Conversion of Advances....................   19

                                    ARTICLE 2
                              THE CREDIT FACILITIES

Section 2.1     Credit Facility.........................................   19
Section 2.2     Drawdown Availability...................................   19
Section 2.3     Advance Requests........................................   20
Section 2.4     Advances under the Credit Facility......................   21
Section 2.5     Currency................................................   21
Section 2.6     Conversion of Advance...................................   21
Section 2.7     LIBOR Maturity..........................................   22
Section 2.8     Certain Provisions Relating to Bankers' Acceptances.....   22
Section 2.9     Reduction or Termination of Commitment..................   24
Section 2.10    Use of Proceeds.........................................   25

                                    ARTICLE 3
                                INTEREST AND FEES

Section 3.1     Interest on Prime Rate Loans............................   25
Section 3.2     Interest on U.S. Base Rate Loans........................   25
Section 3.3     Interest on LIBOR Loans.................................   25
Section 3.4     Acceptance Fee..........................................   26
Section 3.5     Standby Fee.............................................   26
Section 3.6     Reimbursement Obligations...............................   26
Section 3.7     Yearly Rate Statements..................................   26

                                    ARTICLE 4
                            REPAYMENT OF OBLIGATIONS

Section 4.1     Repayment on Maturity...................................   27

                                                                             ii.

Section 4.2     Voluntary Repayment.....................................   27
Section 4.3     Mandatory Repayment of Credit Facility..................   28
Section 4.4     Early Repayment of Credit Facility......................   28

                                    ARTICLE 5
                              PAYMENTS AND ACCOUNTS

Section 5.1     Maintenance of Accounts.................................   28
Section 5.2     Payments by Borrower....................................   28
Section 5.3     Due Date of Payments....................................   29
Section 5.4     Time of Payments........................................   29
Section 5.5     Form and Amount of Payments.............................   29
Section 5.6     Charging Borrower's Accounts............................   29

                                    ARTICLE 6
                               CURRENCY AND COSTS

Section 6.1     Market Disruption and Illegality........................   29
Section 6.2     Additional Payments.....................................   31
Section 6.3     Prepayment and Conversion...............................   32
Section 6.4     Mitigation..............................................   33
Section 6.5     Mandatory Prepayment....................................   33

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO LENDING

Section 7.1     Conditions Precedent to Initial Advance.................   33
Section 7.2     Conditions Precedent to Each Advance....................   34

                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

Section 8.1     Representations and Warranties by the Borrower..........   35
Section 8.2     Survival of Representations and Warranties..............   41

                                    ARTICLE 9
                            COVENANTS OF THE BORROWER

Section 9.1     Affirmative Covenants...................................   42
Section 9.2     Negative Covenants......................................   45

                                   ARTICLE 10
                                  ACCELERATION

Section 10.1    Events of Default.......................................   52
Section 10.2    Remedies Upon Default...................................   54
Section 10.3    Right of Set-Off........................................   55
Section 10.4    Currency Conversion After Maturity......................   55
Section 10.5    Judgment Currency.......................................   55

                                   ARTICLE 11
                                     GENERAL

Section 11.1    Evidence of Debt........................................   56

                                                                            iii.

Section 11.2    Additional Expenses.....................................   56
Section 11.3    Invalidity of any Provisions............................   56
Section 11.4    Amendments, Waivers, etc................................   56
Section 11.5    Notices, etc............................................   57
Section 11.6    Costs and Expenses......................................   57
Section 11.7    Indemnification.........................................   58
Section 11.8    Taxes...................................................   58
Section 11.9    Calculations............................................   59
Section 11.10   Assignments and Participations..........................   59
Section 11.11   Governing Law...........................................   61
Section 11.12   Consent to Jurisdiction.................................   61
Section 11.13   Binding Effect..........................................   61
Section 11.14   Interest Savings Clause.................................   61
Section 11.15   Entire Agreement........................................   61
Section 11.16   Counterparts............................................   62

Schedule 1       Form of Advance Request
Schedule 2       Form of Compliance Certificate
Schedule 3       Reorganization
Schedule 8.1(h)  Subsidiaries
Schedule 8.1(l)  Financial Statements

            THIS NON-REVOLVING CREDIT AGREEMENT is made as of the 30th day of March, 2006,

BETWEEN:

                                 HUB INTERNATIONAL LIMITED,
                                 a corporation incorporated under
                                 the laws of Canada,

                                 as the Borrower hereunder,

                                 - and -

                                 BANK OF MONTREAL,

                                 as the Lender hereunder

            NOW THEREFORE in consideration of these premises and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 DEFINED TERMS.

            Unless the context otherwise requires, the following capitalized terms shall have the following respective meanings in this Agreement and in each of the other Loan Documents:

            "ACCEPTANCE FEE" means the fee payable in Canadian dollars to the Lender in respect of the Drafts accepted or purchased by the Lender prior to and as a condition of such acceptance or purchase, computed in accordance with
Section 3.4;

            "ACQUISITION" means the acquisition by the Borrower or its Subsidiaries of all of the membership interests in The Feitelberg Company, LLC, a Delaware limited liability company, Brewer & Lord LLC, a Massachusetts limited liability company, and Citizens Clair Insurance Agency, LLC, a Pennsylvania limited liability company;

            "ADVANCE" means any extension of credit by the Lender hereunder in the form of a Prime Rate Loan, a U.S. Base Rate Loan, a LIBOR
Loan or a BA Advance (each of which is referred to herein as a "Type of Advance"), including the conversion of an Advance into another Advance;

            "ADVANCE REQUEST" means a request for an Advance or conversion of an Advance to another Advance duly completed and executed on behalf of the Borrower,

                                                                              2.

substantially in the form of Schedule 1 hereto, or a notice of a request for an Advance or conversion of an Advance to another Advance delivered pursuant to
Section 2.3(c);

            "AFFILIATE" shall mean, at any time, and with respect to any Person,
(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) in the case of the Borrower or any Subsidiary, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Borrower or any Subsidiary or any corporation of which the Borrower and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests; provided that "Affiliate," in relation to the Borrower, shall not include any Subsidiary. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower;

            "AGREEMENT" means this credit agreement as supplemented, amended, modified or restated from time to time, and the expressions "Article", "Section" and "Schedule" followed by a number mean and refer to the specified Article, Section or Schedule of this Agreement, respectively;

            "ASSET DISPOSITION" shall mean any Transfer except:

      (a)   any

            (i) Transfer from a Subsidiary to the Borrower or a Wholly-Owned Subsidiary; and

            (ii)  Transfer from the Borrower to a Wholly-Owned Subsidiary;

            so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default shall exist; and

      (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or any of its Subsidiaries or that is obsolete;

            "APPLICABLE MARGIN" means:

      (a)   in respect of any Prime Rate Loan, the rate of 1.0% per annum;

      (b)   in respect of any U.S. Base Rate Loan, the rate of 1.0% per annum;

      (c)   in respect of any LIBOR Loan, the rate of 1.125% per annum; and

      (d)   in respect of any BA Advance, 1.125%;

                                                                              3.

            "ARM'S-LENGTH" means arm's-length within the meaning of such term under the Income Tax Act (Canada), as amended from time to time;

            "ASSIGNEE LENDER" has the meaning set out in Section 11.10;

            "ASSIGNEE LENDER'S COMMITMENT" has the meaning set out in Section 11.10;

            "ASSIGNEE LENDER'S COMMITMENT PERCENTAGE" has the meaning set out in
Section 11.10;

            "ATTRIBUTABLE DEBT" shall mean, as to any particular lease relating to a Sale-and-Leaseback Transaction not permitted under clause (i), (ii) or
(iii) of Section 9.2(i), the present value of all Lease Rentals required to be paid by the Borrower or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 10% per annum);

            "AVAILABLE COMMITMENT" means at any time the amount at such time of the Commitment less the amount of the Outstanding Principal Obligations, all expressed in Canadian Dollars, with any amount thereof denominated in another currency to be expressed in Canadian Dollars at the Canadian Dollar Equivalent at such time of such amount;

            "BA ADVANCE" means any Advance by way of the acceptance of any Draft drawn by the Borrower on, and the purchase of the resulting Bankers' Acceptance by, the Lender;

            "BA DISCOUNT PROCEEDS" means in respect of any Bankers' Acceptance being purchased by the Lender on any day an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying

      (a)   Face Amount of such Bankers' Acceptance, by

      (b) the quotient equal to one divided by the sum of one plus the product of:

                  (i) the BA Reference Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                  (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365,

            with such quotient being rounded up or down to the nearest fifth decimal place and 0.000005 being rounded up,

less the amount of the Acceptance Fee payable to the Lender in respect of, and as a condition precedent to the acceptance or purchase by the Lender of, such Bankers' Acceptance;

            "BA LIABILITIES" means, at any time and in respect of any Bankers' Acceptance, the Face Amount thereof if still outstanding and unpaid, whether or not payment thereof is due

                                                                              4.

or, following the maturity thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of such Bankers' Acceptance;

            "BA REFERENCE RATE" means, as applicable to any Bankers' Acceptance being purchased by the Lender on any day, the per annum percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%), quoted by the Lender as that at which the Lender would, in accordance with its normal practice, on such day be prepared to purchase its own bankers' acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptance;

            "BANKERS' ACCEPTANCE" means a Draft of the Borrower denominated in Canadian Dollars which has been accepted and purchased by the Lender pursuant to
Article 2;

            "BORROWER" means Hub International Limited, a corporation incorporated under the laws of Canada, and any successor(s) and permitted assign(s) thereof;

            "BORROWER'S ACCOUNTS" means the Canadian Dollar account and U.S. Dollar account to be maintained by the Borrower with the Lender at the Lender's Branch in accordance with Article 5;

            "BUSINESS DAY" means (i) any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in Toronto, Ontario, (ii) when used in connection with U.S. Base Rate Loans, any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in either Toronto, Ontario or New York, New York, and (iii) when used in connection with LIBOR Loans, any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in any of Toronto, Ontario, New York, New York and London, England, and which is also a day on which dealings in U.S. Dollars may be carried on by and between banks in the London interbank market;

            "CANADA TREASURY BILL RATE" means on any day and for any discount calculation period the rate for Government of Canada Treasury bills for a period approximately equal to such discount calculation period appearing on the "Reuters Screen ISDD Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day then on the immediately preceding Business Day;

            "CANADIAN DOLLARS" and the symbols "Can. $" and "Cdn. $" mean lawful money of Canada;

            "CANADIAN DOLLAR EQUIVALENT" means, at any time, the amount of Canadian Dollars which could be purchased from the Lender by the payment of a specified amount of another currency using the Lender's relevant spot rate for the sale of Canadian Dollars quoted by the Lender's treasury department at such time;

            "CAPITAL ADEQUACY GUIDELINE" means the capital adequacy requirements from time to time specified by OSFI or any other applicable Governmental Authority and published by it as one or more guidelines for chartered banks in Canada;

                                                                              5.

            "CAPITAL LEASE" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP;

            "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person;

            "CDOR RATE" means, on any day, the annual rate which is the rate determined by the Lender as being the arithmetic average (rounded up or down, if necessary, to the nearest 0.01% and 0.005% being rounded up) of the discount rates applicable to Canadian Dollar bankers' acceptances for a period of one month appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day; provided, however, if such rates do not appear on the Reuters Screen CDOR Page for such one month period as contemplated, then the CDOR Rate on any day shall be calculated as the rate as determined by the Lender equal to the BA Reference Rate that would be applicable to any Drafts required to be purchased by the Lender on such day and having a term to maturity of 30 days;

            "CLAIM" means any claim of any nature whatsoever including, without limitation, any demand, liability, obligation, cause of action, suit, proceeding, judgment, award, assessment and reassessment, whether present or future;

            "CLOSING" means the execution and delivery of this Credit Agreement and the other Loan Documents by the respective parties thereto;

            "CLOSING DATE" means the date on which the Closing occurred;

            "CODE" shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the rules and regulations promulgated thereunder from time to time;

            "COMMITMENT" means the amount of U.S. $75,000,000 or the Canadian Dollar Equivalent thereof, as such amount may be reduced or cancelled from time to time in accordance with the provisions of this Agreement;

            "COMPENSATING AMOUNT" has the meaning set out in Section 6.2;

            "COMPLIANCE CERTIFICATE" means, the certificate of the Borrower substantially in the form set out in Schedule 2 delivered pursuant to Section
9.1 and signed on its behalf by its chief financial officer, or any other Senior Officer acceptable to the Lender;

            "CONSOLIDATED DEBT" shall mean, as of any date of determination, the total of all Debt of the Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP;

                                                                              6.

            "CONSOLIDATED NET INCOME" shall mean, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP, but excluding, in any event, any extraordinary gains or losses determined in accordance with GAAP;

            "CONSOLIDATED NET WORTH" shall mean, as of any date of determination thereof,

      (a) the sum of (i) the par value (or value stated on the books of the corporation) of the share capital (but excluding treasury shares and share capital subscribed and unissued) of the Borrower and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Borrower and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, minus

      (b) to the extent included in clause (a) above, all amounts properly attributable to minority interests, if any, in the shares and surplus of Subsidiaries;

            "CONSOLIDATED TOTAL ASSETS" shall mean, as of any date of determination, the total assets of the Borrower and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the shares and surplus of Subsidiaries;

            "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, as of any date of determination, the sum of Consolidated Debt and Consolidated Net Worth;

            "CORPORATE DISTRIBUTION" means, in respect of any Person:

      (a) any payment, dividend or other distribution on or in respect of securities (whether in the form of debt or equity) issued by such Person;

      (b) any purchase, redemption, retraction or other acquisition by such Person of any of its issued securities (whether in the form of debt or equity), or any purchase by such Person from any of its Affiliates or Subsidiaries or any other Person not dealing at Arm's-Length with such Person of any securities (whether in the form of debt or equity) issued by such Affiliate or Subsidiary or other Person;

      (c) any consulting, management, administration, service or license fee, royalty or charge or any similar fee or charge paid or payable by such Person to any of its Affiliates or Subsidiaries or any other Person not dealing at Arm's-Length with such Person;

      (d) any payment by such Person or any of its Subsidiaries on account of any loan or advance owed by such Person to any of its Affiliates or Subsidiaries or any other Person not dealing at Arm's-Length with such Person; or

                                                                              7.

      (e) any loan to, or guarantee of the indebtedness of, or other financial assistance provided to, any Person not dealing at Arm's-Length with such Person;

            "COVER" for any BA Liabilities shall be effected by paying to the Lender immediately available and freely transferable funds in Canadian Dollars, in the full amount of such BA Liabilities, which funds shall be held by the Lender in a collateral account maintained by the Lender at the Lender's Branch to provide for the payment of such BA Liabilities. Such funds shall be retained by the Lender in such collateral account until such time as the applicable Bankers' Acceptances shall have matured and the related BA Liabilities shall have been fully satisfied; provided, however, that at such time if a Default or an Event of Default has occurred and is continuing, the Lender shall not be required to release any of the said funds in such collateral account until such Default or Event of Default shall have been cured or waived;

            "CREDIT FACILITY" means the revolving credit facility to be made available to the Borrower hereunder during the Drawdown Period by way of Advances pursuant to Section 2.1;

            "CROWN" shall mean the Crown in Right of Canada or of any Province or Territory thereof;

            "DEBT" shall mean, with respect to any Person, without duplication,

      (a)   its liabilities for borrowed money;

      (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

      (c)   its Capital Lease Obligations;

      (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

      (e)   the principal or lease balance outstanding under Synthetic Leases;


      (f)   its income-put option liabilities; and

      (g) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof; provided, that Debt shall not include Guaranties of bank loans to officers of the Borrower the proceeds of which are used to purchase shares of the Borrower, in an aggregate principal amount not to exceed U.S. $12,000,000 at any one time outstanding;

            Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally

                                                                              8.

            liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP;

            "DEBT PREPAYMENT APPLICATION" shall mean, with respect to any Transfer of property, the application by the Borrower or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt of the Borrower or any Subsidiary (other than Senior Funded Debt owing to the Borrower, any of its Subsidiaries or any Affiliates and Senior Funded Debt in respect of any revolving credit or similar facility providing the Borrower or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability under such revolving credit or similar facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt);

            "DEFAULT" means any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default;

            "DISPOSITION VALUE" shall mean with respect to any property:

      (a) in the case of property that does not constitute Subsidiary Shares, the book value thereof, valued at the time of such disposition in good faith by the Borrower, and

      (b) in the case of property that constitutes Subsidiary Shares, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such shares as is equal to the percentage that the book value of such Subsidiary Shares represents of the book value of all of the outstanding share capital of such Subsidiary (assuming, in making such calculations, that all securities convertible into such share capital are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Borrower;

            "DRAFT" means at any time a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on the Lender and bearing such distinguishing letters and numbers as the Lender may determine, but which at such time has not been completed or accepted by the Lender;

            "DRAWDOWN DATE" means a day which the Borrower has notified the Lender in an Advance Request as the date on which the Borrower requests an Advance in accordance with Article 2;

            "DRAWDOWN PERIOD" the period from the Closing Date to 11:00 a.m. (Toronto, Ontario time) on the Drawdown Period Termination Date;

            "DRAWDOWN PERIOD TERMINATION DATE" means April 30, 2006;

            "EBITDA" shall mean, with respect to any period, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in the determination of Consolidated Net Income for such period, (i) all Interest Charges during such period, (ii) all depreciation and

                                                                              9.

amortization expenses during such period, (iii) all federal, state and provincial income taxes during such period and (iv) other non-cash expenses during such period, minus (c) to the extent included in the determination of Consolidated Net Income for such period, gains from the sale of capital assets and investments and other income-put option liabilities, all as determined in accordance with GAAP consistently applied;

            "ENVIRONMENTAL LAWS" shall mean any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems;

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect;

            "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under Section 414 of the Code;

            "EVENT OF DEFAULT" means any of the events specified in Section
10.1;

            "FACE AMOUNT" means in respect of a Bankers' Acceptance, the amount stated therein to be payable to the holder thereof on its maturity;

            "FAIR MARKET VALUE" shall mean, as of any date of determination thereof and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell);

            "FED FUNDS RATE" means, on any day, the rate equal to the USD-Federal Funds-H.15 rate (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of such day, or if such day is not a Business Day then on the immediately preceding Business Day;

            "FUNDED DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of any determination thereof;

            "GAAP" means generally accepted accounting principles as in effect from time to time as now or hereafter established by the Canadian Institute of Chartered Accountants or any successor thereto;

                                                                             10.

            "GOVERNMENTAL AUTHORITY" means any nation or government, and any political subdivision thereof, and any central bank, agency, department, commission, board, bureau, court, tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

            "GUARANTEE" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such
Person:

      (a) to purchase such Debt or obligation or any property constituting security therefor;

      (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

      (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

      (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

            In any computation of the Debt or other liabilities of the obligor under any Guarantee, the Debt or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

            "HAZARDOUS MATERIAL" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls);

            "HOSTILE ACQUISITION" means an offer to acquire, directly or indirectly and whether by purchase, amalgamation, merger or otherwise, properties, whether held directly or indirectly, or securities of any Person (the "Target") where (i) in the case of such offer to acquire securities of the Target, the securities subject to such offer and the securities of the Target beneficially owned, directly or indirectly, by the offeror or Affiliates of the offeror or Persons acting in concert with the offeror and its Affiliates, exceed 10% of the then outstanding securities of any class of securities of the Target,
(ii) the board of directors or other governing body of the Target has not recommended (at or prior to the time that such offer is made to the holders of the securities subject to such offer or is submitted for consideration by the holders of securities of the Target) acceptance or approval of such offer by such holders, and (iii) the properties or securities

                                                                             11.

that are the subject of such offer to acquire would upon completion of such acquisition constitute a property or group of properties the loss of which would have a Material Adverse Effect;

            "INTEREST CHARGES" shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Debt of the Borrower and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period;

            "LEASE RENTALS" shall mean, with respect to any period, the sum of all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues;

            "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, judgment, treaty, rule, guideline, bulletin, license, permit or regulation, and any applicable determination, interpretation, ruling, order or decree, of any Governmental Authority or arbitrator, which is binding upon or applicable to the Lender, the Borrower or a Subsidiary of the Borrower, whether presently existing or arising in the future, including without limitation all Guidelines and Bulletins issued by OSFI;

            "LENDER" means Bank of Montreal and any other bank or financial institution to which a Commitment in the Credit Facility is assigned by the Lender or a further permitted assignee thereof in accordance with Section 11.10, and their respective successors and permitted assigns;

            "LENDER'S BRANCH" means the Lender's main Toronto, Ontario branch, or such other branch of the Lender in Canada as the Lender may from time to time specify to the Borrower;

            "LIBO RATE" means, for any LIBOR Period for each LIBOR Loan, the annual rate of interest determined by the Lender as being the rate at which deposits in U.S. Dollars are offered by the Lender in the London interbank market to leading international banks for an amount similar to the principal amount of such LIBOR Loan and having a term similar to such LIBOR Period, such rate to be determined as of 11:00 a.m. London time on the date two Business Days prior to the first day of the LIBOR Period for such LIBOR Loan;

            "LIBOR LOAN" means any Advance made by the Lender to the Borrower in, or converted into U.S. Dollars, bearing interest by reference to a LIBO Rate;

                                                                             12.

            "LIBOR PERIOD" means, for each LIBOR Loan, a period (subject to Section 6.1) of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months selected by the Borrower and advised to the Lender by written notice given in accordance with the provisions hereof, commencing with the date on which such LIBOR Loan is made and ending on the last day of such selected period and thereafter each successive period of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months (again subject to Section 6.1) selected by the Borrower and advised to the Lender by written notice given in respect of the continuation of such LIBOR Loan in accordance with the provisions hereof, commencing on the last day of the immediately preceding LIBOR Period in respect of such LIBOR Loan, provided that the last day of a LIBOR Period shall occur on or before the Maturity Date and whenever the last day of a LIBOR Period would otherwise occur on a day other than a Business Day, the last day of such LIBOR Period shall be extended to the next succeeding Business Day unless such extension would cause the last day of such LIBOR Period to occur in the next following calendar month, in which case the last day of such LIBOR Period shall occur on the last preceding Business Day;

            "LIEN" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of shares, shareholder agreements, voting trust agreements and all similar arrangements);

            "LOAN" means a direct advance of monies hereunder, by way of a Prime Rate Loan, a U.S. Base Rate Loan or a LIBOR Loan;

            "LOAN DOCUMENTS" means this Agreement and all other documents, certificates, instruments and agreements to be executed and delivered to the Lender by the Borrower or by any other Person as contemplated hereunder and thereunder;

            "LOSS" means any loss, cost or expense whatsoever, whether present or future, direct or indirect, including, without limitation, any damages, judgments, penalties, fines, fees, charges, claims, demands, liabilities and any and all legal and other professional fees and disbursements, and, with respect to any Advance by the Lender, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain such Advance, except any such loss representing loss of profit;

            "MATERIAL" shall mean material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Borrower and its Subsidiaries, taken as a whole;

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement;

            "MATERIAL SUBSIDIARY" shall mean, at any time, any Subsidiary that accounts for more than (a) 5% of Consolidated Total Assets determined as of the immediately preceding

                                                                             13.

fiscal quarter or (b) 5% of consolidated revenue of the Borrower and its Subsidiaries determined as of the immediately preceding fiscal year;

            "MATURITY DATE" means the date that occurs 364 days after the date of this Agreement;

            "MINIMUM INTEREST COVERAGE RATIO" shall mean, as of the date of any determination thereof, the ratio of (a) EBITDA for the period consisting of the immediately preceding four consecutive fiscal quarters of the Borrower ending on, or most recently ended prior to, such date to (b) Interest Charges for such period;

            "MULTIEMPLOYER PLAN" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA);

            "NET PROCEEDS AMOUNT" shall mean, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

      (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

      (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer;

            "OBLIGATIONS" means, at any time, the sum of (a) the aggregate principal amount of all Loans advanced to the Borrower and all accrued and unpaid interest thereon outstanding and unpaid at such time, (b) the aggregate BA Liabilities of the Borrower at such time in respect of all Bankers' Acceptances accepted or purchased by the Lender at or prior to such time, including all accrued and unpaid interest on any then outstanding Reimbursement Obligations in respect of any such Bankers' Acceptances, and (c) all other then outstanding liabilities, obligations and indebtedness of the Borrower to the Lender under this Agreement or any of the other Loan Documents;

            "OSFI" means the Office of the Superintendent of Financial Institutions (Canada);

            "OUTSTANDING PRINCIPAL OBLIGATIONS" means, at any time, the sum of the aggregate principal amount of all Loans advanced to the Borrower outstanding and unpaid at such time and the aggregate BA Liabilities outstanding and unpaid at such time in respect of Bankers' Acceptances accepted or purchased by the Lender, all expressed in Canadian Dollars (or the U.S. Dollar Equivalent thereof), with any amount thereof denominated in another currency to be expressed in Canadian Dollars at the Canadian Dollar Equivalent or the U.S. Dollar Equivalent at such time of such amount;

            "PAST DUE RATE" means, on any day, a rate per annum equal to the Prime Rate, in the case of Obligations denominated in Canadian Dollars, and U.S. Base Rate, in the case of Obligations denominated in U.S. Dollars, plus two percent;

                                                                             14.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto;

            "PERMITTED PURPOSE" means the use by the Borrower of the proceeds of any Advance hereunder for the Acquisition pending receipt by the Borrower of permanent financing for the Acquisition from the Repayment Sources, for general corporate and working capital purposes of the Borrower and for the conversion of an Advance to another Type of Advance;

            "PERSON" includes an individual, partnership, whether general, limited or undeclared, corporation, limited liability corporation, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature;

            "PLAN" shall mean an "employee benefit plan" subject to Title IV of ERISA or Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate could reasonably be expected to have any liability;

            "PRIME RATE" means, on any day, the greater of (a) the floating rate of interest per annum announced from time to time by the Lender, and in effect on such day, as the reference rate of interest the Lender will use to determine rates of interest for Canadian Dollar commercial loans made by the Lender to borrowers in Canada, and (b) the rate as determined by the Lender equal to (i) the CDOR Rate, plus (ii) 1.0% per annum;

            "PRIME RATE LOAN" means any Advance made by the Lender to the Borrower in Canadian Dollars bearing interest by reference to the Prime Rate;

            "PRIORITY DEBT" shall mean, without duplication, the sum of (a) Debt of the Borrower and its Subsidiaries secured by Liens other than Liens permitted by paragraphs (i) through (xi), inclusive, of Section 9.2(f), (b) Debt of Subsidiaries other than Debt permitted by paragraphs (i) through (iii), inclusive, of Section 9.2(c), and (c) Attributable Debt of the Borrower and its Subsidiaries relating to Sale-and-Leaseback Transactions other than Sale-and-Leaseback Transactions permitted by paragraphs (i) through (iii), inclusive, of Section 9.2(i);

            "PROPERTY" OR "PROPERTIES" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate;

            "PROPERTY REINVESTMENT APPLICATION" shall mean, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Borrower or any Subsidiary of operating assets of the Borrower or any Subsidiary to be used in the principal business of such Person;

            "REFUNDING BANKERS' ACCEPTANCE" has the meaning set out in Section 2.8(g);

            "REIMBURSEMENT OBLIGATIONS" means, at any time, the obligations of the Borrower to reimburse the Lender in respect of any Bankers' Acceptance drawn by the Borrower upon the Lender and paid by the Lender on maturity thereof, which remain outstanding and unpaid at such time;

                                                                             15.

            "REORGANIZATION" means the reorganization described in Schedule 3;

            "REPAYMENT SOURCES" means:

      (a) cash proceeds, net of reasonable offering costs, realized or received by the Borrower from the issuance and sale by the Borrower or any Subsidiary of any debt or equity securities, whether by way of public offering or private placement; and

      (b) cash proceeds, net of reasonable transaction costs, realized or received by the Borrower pursuant to the Reorganization and available pursuant to the terms of the Reorganization for application to the payment of the Obligations;

            "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Borrower or any Subsidiary shall sell or transfer to any Person (other than the Borrower or a Wholly-Owned Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property;

            "SENIOR DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all Debt of such Person other than Subordinated Debt;

            "SENIOR FUNDED DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all Funded Debt of such Person other than Subordinated Funded Debt;

            "SENIOR OFFICER" means the president, any executive vice-president, the chief financial officer, principal accounting officer, treasurer, comptroller or the secretary of the Borrower and any other Person designated from time to time as a Senior Officer by the president of the Borrower in writing;

            "STANDBY FEE" has the meaning specified in Section 3.5;

            "SUBORDINATED DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all unsecured Debt of such Person which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of such Person;

            "SUBORDINATED FUNDED DEBT" in respect of any Person, shall mean, as of the date of any determination thereof, all unsecured Funded Debt of such Person which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Funded Debt of such Person;

            "SUBSIDIARY" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons

                                                                             16.

performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower;

            "SUBSIDIARY SHARES" shall mean, with respect to any Person, the shares (or any options or warrants to purchase shares or other securities exchangeable for or convertible into shares) of any Subsidiary of such Person;

            "SUCCESSOR CORPORATION" is defined in Section 9.2(g);

            "SYNTHETIC LEASE" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

            "TAX" or "TAXES" means all taxes, assessments, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and all penalty, interest and other payments on or in respect thereof but does not include any tax on the overall income or capital of the Lender;

            "TERMINATION DATE" means the earlier of (a) the Maturity Date, and
(b) the date on which the Obligations shall automatically, or by virtue of a declaration by the Lender made in accordance with this Agreement, become due and payable;

            "TRANSFER" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Shares. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Borrower may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and
(b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis;

            "U.S. BASE RATE" means, on any day, the greater of (i) the floating rate of interest per annum established or announced from time to time by the Lender, and in effect on such day, as its reference rate for determining rates of interest for U.S. Dollar commercial loans made by the Lender to borrowers in Canada, and (ii) the rate as determined by the Lender equal to (A) the Fed Funds Rate, plus (B) 0.50% per annum;

            "U.S. BASE RATE LOAN" means any Advance made by the Lender to the Borrower in U.S. Dollars bearing interest by reference to the U.S. Base Rate;

                                                                             17.

            "U.S. DOLLAR EQUIVALENT" means, at any time, the amount of U.S. Dollars which could be purchased from the Lender by the payment of a specified amount of another currency using the Lender's relevant spot rate for the sale of U.S. Dollars quoted by the Lender's treasury department at such time;

            "U.S. DOLLARS" and the symbol "U.S. $" mean lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America which is customarily used in the settlement of international banking transactions on that day;

            "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Subsidiaries;

            "WRITTEN" or "IN WRITING" shall include printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception including telegraph and telecopier. SECTION 1.2 COMPUTATION OF TIME PERIODS.

SECTION 1.2 COMPUTATION OF TIME PERIODS.

            In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.3 ACCOUNTING TERMS.

            Each accounting term, including all defined terms, used in this Agreement shall be construed in accordance with GAAP and in accordance with the auditing and accounting recommendations and guidelines issued from time to time by the Canadian Institute of Chartered Accountants, as amended from time to time, unless something in the subject matter or the context otherwise is inconsistent therewith.

SECTION 1.4 EXTENDED MEANINGS.

            Unless otherwise specified, any reference in this Agreement to any statute will include all regulations made thereunder or in connection therewith from time to time, and will include such statute as the same may be amended, supplemented or replaced from time to time. Every use of the word "including" herein shall be construed as meaning "including, without limitation".

SECTION 1.5 INCORPORATION OF SCHEDULES.

            The following Schedules annexed hereto shall, for all purposes hereof, form an integral part of this Agreement:

     Schedule 1        Form of Advance Request

     Schedule 2        Form of Compliance Certificate

                                                                             18.

     Schedule 3        Reorganization

     Schedule 8.1(h)   Subsidiaries

     Schedule 8.1(l)   Financial Statements

SECTION 1.6 HEADINGS AND TABLE OF CONTENTS.

            The inclusion of headings and a table of contents in this Agreement is intended for convenience of reference only and shall not affect in any way the construction or interpretation hereof.

SECTION 1.7 SINGULAR, PLURAL, GENDER

            As used herein, gender is used as a reference term only and applies with the same effect whether the parties are masculine, feminine, corporate or other form, and the singular shall include the plural and the plural the singular, as the context shall require.

SECTION 1.8 CONFLICT.

            In the event of a conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail.

SECTION 1.9 CURRENCY.

            Unless otherwise expressly stated, any reference herein to any sum of money herein shall be construed as a reference to Canadian Dollars. Whenever any limitation herein is expressed in U.S. Dollars the limitation shall apply and include the Canadian Dollar Equivalent thereof and the equivalent thereof in all other currencies. Whenever any limitation herein is expressed in Canadian Dollars the limitation shall apply and include the U.S. Dollar Equivalent thereof and the equivalent thereof in all other currencies. Any amount denominated in another currency required herein to be expressed at any time in Canadian Dollars or U.S. Dollars shall be so expressed as the Canadian Dollar Equivalent or the U.S. Dollar Equivalent, as the case may be, at such time of such amount.

SECTION 1.10 TIME.

            Unless otherwise expressly stated, any reference herein to time shall be construed as a reference to local time in Toronto, Ontario, Canada, and time is and shall be construed to be of the essence.

SECTION 1.11 CONTROL.

            Unless otherwise expressly stated, any reference herein to "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and the expressions "controlled by" and "under common control" shall have correlative meanings.

                                                                             19.

SECTION 1.12 WHOLLY OWNED SUBSIDIARY.

            Unless otherwise expressly stated, any reference herein to a wholly owned Subsidiary of a Person shall mean a Subsidiary of such Person where such Person is the beneficial owner, directly or indirectly, of all of the issued and outstanding shares in the capital of such Subsidiary, other than qualifying shares of such Subsidiary required by any applicable Legal Requirement to be held by any directors or nominee directors, and any reference herein to the ownership of all of the issued and outstanding shares in the capital of a Person shall exclude qualifying shares of such Person required by any applicable Legal Requirement to be held by any directors or nominee directors.

SECTION 1.13 REFERENCES TO CONVERSION OF ADVANCES.

            References to "convert" and "conversion", and other similar terms, in the context of Advances or Types of Advances, shall, unless the context otherwise requires, mean and refer to an election to have the Outstanding Principal Obligations of the referenced Advance or Type of Advance bear interest or fees on a different basis or fixed rate henceforth and so on from time to time, and any reference to the conversion of an Advance or Type of Advance to another Advance or Type of Advance includes, without limitation, issue of Refunding Bankers' Acceptances to provide for the payment of maturing Bankers' Acceptances and the continuation of a LIBOR Loan upon the expiry of the then current LIBOR Period for a successive LIBOR Period.

                                   ARTICLE 2
                              THE CREDIT FACILITIES

SECTION 2.1 CREDIT FACILITY.

            Upon and subject to the terms and conditions of this Agreement, the Lender agrees to extend to the Borrower a non-revolving credit facility available from time to time during the Drawdown Period by way of Advances in an aggregate principal amount such that the maximum aggregate amount of Outstanding Principal Obligations for all Advances made by the Lender under the Credit Facility (after giving effect to the making of any such Advances and any conversion of outstanding Advances from one Advance to another in accordance with Section 2.6) shall not exceed at any time an amount equal at such time to the Commitment, provided that the aggregate principal amount of all Advances by way of overdrafts shall not exceed at any time the maximum aggregate amount of U.S. $10,000,000. Subject to conversion of outstanding Advances from one Advance to another Advance or Type of Advance in accordance with Section 2.6, any payment made on account of Outstanding Principal Obligations under the Credit Facility shall constitute a permanent reduction in the Commitment and may not be reborrowed by the Borrower hereunder.

SECTION 2.2 DRAWDOWN AVAILABILITY.

            Subject to the terms and conditions of this Agreement:

                                                                             20.

      (a) the Drawdown Period shall terminate at 11:00 a.m. (Toronto, Ontario time) on the Drawdown Period Termination Date;

      (b) from and after such time on the Drawdown Period Termination Date, the Borrower shall cease to be entitled to obtain, and, subject to conversion of outstanding Advances from one Advance to another Advance or Type of Advance in accordance with Section 2.6, the Lender shall cease to have any obligation to make, any further Advance; and

      (c) at such time on the Drawdown Period Termination Date, the Commitment in excess of the Outstanding Principal Obligations at such time shall automatically be cancelled on a permanent basis.

SECTION 2.3 ADVANCE REQUESTS.

            The Borrower if it wishes to obtain an Advance under the Credit Facility, or to convert an existing Advance under the Credit Facility to another Advance under the Credit Facility, shall deliver to the Lender an Advance Request in writing, substantially in the form of Schedule 1 hereto, in respect of such Advance not later than 11:00 a.m. (Toronto, Ontario time):

      (a) in the case of any Advance by way of LIBOR Loan or BA Advance, three Business Days prior to the proposed date of such Advance;

      (b) in the case of any other Advance, one Business Day prior to the proposed date of such Advance, except that in the case of any Prime Rate Loan or U.S. Base Rate Loan of U.S. $10,000,000 or less requested by a Borrower by way of overdraft in any of its accounts with the Lender, the Borrower shall use its best efforts to deliver to the Lender in a reasonably timely manner (which may be on the proposed date of such Advance) an Advance Request by telephone or telecopy notice (or such other method of notification as may be agreed upon between the Lender and the Borrower), provided that the Lender shall have no obligation to advance such Advance unless the Lender has received at least one hour prior to the time of the advance of such Advance an Advance Request in writing, substantially in the form of Schedule 1 hereto, in respect of such Advance, specifying the date of the Advance, which date shall be a Business Day in respect of such Advance, the Type of Advance, the aggregate amount thereof and (in the case of a BA Advance) the term or terms to maturity of the requested Bankers' Acceptances or (in the case of a LIBOR Loan) the requested LIBOR Period.

            Any such Advance Request, once delivered by the Borrower to the Lender, shall be binding, and (subject to the conditions precedent provided for herein conditioning the Borrower's right to obtain the requested, or any, Advance), the Borrower shall be obligated to take the requested Advance on the date specified in such Advance Request. The Lender may rely and act upon, and shall incur no liability under or in respect of this Agreement by in good faith relying or acting upon, any Advance Request under this Section 2.3 given by telephone or telecopier (or other method of notification as may be agreed upon between the Lender and the Borrower) believed by the Lender to be genuine (without any verification inquiries) and to be

                                                                             21.

signed or sent or given on behalf of the Borrower or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder by reason of or as a result of such Advance Request.

SECTION 2.4 ADVANCES UNDER THE CREDIT FACILITY.

            The aggregate of all Loans to be made by the Lender in connection with any particular Advance under the Credit Facility, shall not be less than the lesser of (i) the aggregate amount of the Commitment in respect of the Credit Facility not utilized by way of outstanding Advances, and (ii) U.S. $10,000,000.

SECTION 2.5 CURRENCY.

            Subject to Sections 6.1, 10.4 and 10.5, Advances under the Credit Facility shall only be denominated, at the option of the Borrower, in Canadian Dollars or U.S. Dollars, and any Advance denominated in either such currency shall be repayable, and all interest and fees in respect thereof or in connection therewith shall accrue and be payable, by the Borrower in like currency.

SECTION 2.6 CONVERSION OF ADVANCE.

            Subject to the terms and conditions hereof, the Borrower shall be entitled from time to time to convert any outstanding Advance to any other Advance or Type of Advance under the Credit Facility by giving notice thereof to the Lender in accordance with Section 2.3, provided that:

      (a) such conversion does not result in the Outstanding Principal Obligations exceeding the then current Commitment of the Lender;

      (b) no such conversion of a BA Advance shall be made or purported to be made prior to the maturity date of any Bankers' Acceptance purchased or issued hereunder in respect of such BA Advance; and

      (c) no such conversion of a LIBOR Loan shall be made or purported to be made prior to the last day of the LIBOR Period applicable to such LIBOR Loan.

            Any Advance so converted shall cease to bear interest and fees as the former Advance, and shall begin to bear interest and fees as the new Advance, on and as of the date of such conversion. If the Borrower gives notice to the Lender that all or any portion of the principal amount of, or the BA Discount Proceeds in respect of, any new Advance to be advanced by the Lender to the Borrower is to be applied to repay Outstanding Principal Obligations in respect of any outstanding Advance, the Lender shall directly apply such amount to repay such Outstanding Principal Obligations owing to the Lender in satisfaction and discharge of the Lender's obligations hereunder to deposit such amount into the Borrower's Account.

                                                                             22.

SECTION 2.7 LIBOR MATURITY.

            Any LIBOR Loan in respect of which the Borrower shall not have given notice of the conversion of such outstanding LIBOR Loan to another Advance in accordance with Section 2.3 shall automatically be converted to a U.S. Base Rate Loan upon the expiry of the then current LIBOR Period. Should the Borrower not be entitled to a U.S. Base Rate Loan at all or in an amount sufficient to fully repay the principal of, and accrued and unpaid interest on, such outstanding LIBOR Loan, such principal and interest shall be due and payable on the expiry of the then current LIBOR Period and shall bear interest in accordance with
Section 3.2.

SECTION 2.8 CERTAIN PROVISIONS RELATING TO BANKERS' ACCEPTANCES.

(a) Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have, subject to availability, a term of at least 30 days and not more than 364 days excluding days of grace, shall mature on or before the Maturity Date and shall be in form and substance satisfactory to the Lender. No Bankers' Acceptance may be made or accepted on or after the Termination Date, nor may any Bankers' Acceptance be prepaid, whether pursuant to Section 4.2 or otherwise, or converted to another Type of Advance, prior to the maturity date of such Bankers' Acceptance.

(b) To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrower shall, upon execution of this Agreement and from time to time as required, provide to the Lender Drafts, in form satisfactory to the Lender, duly executed and endorsed in blank by the Borrower in quantities sufficient for the Lender to fulfill its obligations hereunder. In addition, the Borrower hereby appoints the Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by the Lender, blank forms of Bankers' Acceptances and the Borrower shall deliver to the Lender powers of attorney, in form satisfactory to the Lender, whereby the Borrower appoints the Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature blank forms of Bankers' Acceptances in accordance with the terms of such powers of attorney. The Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by the Lender shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officer of the Borrower. The Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by the Lender provided that the aggregate amount thereof is equal to the aggregate Face Amount of Bankers' Acceptances required to be accepted by the Lender. The Lender shall not be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed Drafts to the Lender on a timely basis nor shall the Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of the Lender, its officers, employees, agents or representatives. The Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Borrower in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) cancelled at their respective maturities.

                                                                             23.

(c) Drafts of the Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed by a duly authorized officer of the Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Borrower may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.

(d) On the requested date of Advance, the Lender agrees to purchase from the Borrower, at the face amount thereof discounted by the BA Reference Rate, any Bankers' Acceptance accepted by it and provide to the Borrower, the amount of the BA Discount Proceeds in respect thereof, which amount (for greater certainty) shall be net of the amount of the Acceptance Fee payable by the Borrower to the Lender under Section 3.4 in respect of such Bankers' Acceptance.

(e) The Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

(f) The Borrower waives presentment for payment and any other defense to payment of any amounts due to the Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and the Borrower agrees not to claim any days of grace if the Lender as holder sues the Borrower on any such Bankers' Acceptance for payment of the amount payable by the Borrower thereunder.

(g) With respect to each Bankers' Acceptance, the Borrower, prior to the occurrence and continuation of a Default or an Event of Default, may give irrevocable written notice by means of an Advance Request (or such other method of notification as may be agreed upon between the Lender and the Borrower) to the Lender at or before 11:00 a.m. (Toronto, Ontario time) not less than two Business Days prior to the maturity date of such Bankers' Acceptance of the Borrower's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Borrower and fundings by the Lender in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the Face Amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 11:00 a.m. (Toronto, Ontario time) on the maturity date of such Bankers Acceptance. If the Borrower fails to give such notice, then subject to satisfaction of the conditions in Section VII hereof, the Borrower shall be irrevocably deemed to have requested and to have been advanced a Prime Rate Loan in the Face Amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance from the Lender, which Prime Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full. Should the Borrower not be entitled to a Prime Rate Loan at all or in an amount sufficient to fully reimburse the Lender for the Face Amount of a matured Bankers' Acceptance, the Face Amount of such Bankers' Acceptance shall constitute Reimbursement Obligations of the Borrower to the Lender and shall bear interest in accordance with Section 3.6.

                                                                             24.

(h) If the Lender determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that, by reason of circumstances affecting the money market, there is no competitive market for Bankers' Acceptances, then,

      (i) the right of the Borrower to request an Advance by way of Bankers' Acceptances shall be suspended until the Lender determines that the circumstances causing such suspension no longer exist and the Lender so notifies the Borrower; and

      (ii) any Advance Request which is outstanding shall be deemed to constitute a request for an Advance by way of a Prime Rate Loan.

(i) The Lender shall promptly notify the Borrower of the suspension of the Borrower's right to request an Advance by way of Bankers' Acceptances and of the termination of any such suspension.

(j) If an Event of Default shall have occurred and then be continuing (whether or not any declaration pursuant to Article 10 is made), the Borrower shall forthwith provide Cover to, and thereafter shall maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances.

(k) Bankers' Acceptances accepted or purchased by the Lender under this Agreement may, at the option of the Lender, be issued in the form of a "depository bill" and deposited with a "clearing house", as each such term is defined in the Depository Bills and Notes Act (Canada).

SECTION 2.9 REDUCTION OR TERMINATION OF COMMITMENT.

(a) The Borrower shall have the right, exercisable by it at any time and from time to time upon not less than three Business Days prior written notice to the Lender and without penalty, but subject to the terms of this Section 2.9, to terminate any portion of the Commitment in respect of the Credit Facility not being used by the Borrower, provided that any such partial termination shall be in an amount not less than the lesser of (i) U.S. $10,000,000 and integral multiples thereof, and (ii) the entire amount of the unused Commitment. Notwithstanding the foregoing, the Borrower shall not be entitled to thereby (i) reduce the Commitment of the Lender below the then Outstanding Principal Obligations under the Credit Facility, or (ii) to prepay any outstanding BA Advance or LIBOR Loan, unless the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid, provide Cover to and thereafter maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances related to such BA Advances and on demand pay to the Lender any additional amounts payable pursuant to Section 11.7. No such reduction or termination of the Commitment in respect of the Credit Facility pursuant to this Section may be reinstated without the prior written approval of the Lender. Concurrently with the giving of any such notice, the Borrower shall prepay the Standby Fee that will have accrued due on the amount of the terminated portion of the Commitment to the effective date of such termination.

(b) On the Termination Date in respect of the Credit Facility, all Commitments in respect of the Credit Facility shall be terminated in their entirety.

                                                                             25.

SECTION 2.10 USE OF PROCEEDS.

            The proceeds of the Advances shall be used by the Borrower only for Permitted Purposes, provided that as against the Borrower and any other Person, the Lender shall not have any responsibility as to the use of any such proceeds.

                                    ARTICLE 3
                                INTEREST AND FEES

SECTION 3.1 INTEREST ON PRIME RATE LOANS.

            The Borrower shall pay interest on the outstanding principal amount of each Prime Rate Loan outstanding under the Credit Facility from the date on which such Prime Rate Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgment, at a floating rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin in respect of Prime Rate Loans in effect from time to time, calculated daily and compounded and payable (a) monthly in arrears on the last Business Day of each month of each year, and (b) on the date on which such Prime Rate Loan becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

SECTION 3.2 INTEREST ON U.S. BASE RATE LOANS.

            The Borrower shall pay interest on the outstanding principal amount of each U.S. Base Rate Loan outstanding under the Credit Facility from the date on which such U.S. Base Rate Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgment, at a floating rate per annum equal to the sum of the U.S. Base Rate in effect from time to time plus the Applicable Margin in respect of U.S. Base Rate Loans in effect from time to time, calculated daily and compounded and payable (a) monthly in arrears on the last Business Day of each month of each year, and (b) on the date on which such U.S. Base Rate Loan becomes due and payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

SECTION 3.3 INTEREST ON LIBOR LOANS.

            The Borrower shall pay interest on the outstanding principal amount of each LIBOR Loan outstanding under the Credit Facility from the date on which such LIBOR Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgement, at a rate per annum equal at all times during each LIBOR Period for such LIBOR Loan to the sum of the LIBO Rate for such LIBOR Period plus the Applicable Margin in respect of LIBOR Loans in effect from time to time, in each case calculated daily and compounded and payable (a) in arrears on the last day of such LIBOR Period unless such LIBOR Period is greater than 90 days, in which case such interest shall be calculated daily and compounded and payable quarterly in arrears as well as on the last day of such LIBOR Period, and (b) on the date on which such LIBOR Loan otherwise becomes due and

                                                                             26.

payable or is converted to another Type of Advance as contemplated by Article 2, in each case based on the actual number of days elapsed and a year of 360 days.

SECTION 3.4 ACCEPTANCE FEE.

            The Borrower shall pay the Lender a fee equal to the Applicable Margin in respect of BA Advances in effect from time to time of the Face Amount of each Bankers' Acceptance accepted or purchased by the Lender multiplied by a fraction the numerator of which is the term to maturity of such Bankers' Acceptance, expressed in days, and the denominator of which is 365 (or 366 during a year of 366 days), which fee shall be paid as a condition precedent to any obligation on the part of the Lender to accept or purchase such Bankers' Acceptance. If at the time of an increase in the Applicable Margin in respect of BA Advances there exists any outstanding BA Advance, then the Borrower shall pay to the Lenders an amount in respect of such BA Advance equal to the product obtained by multiplying (i) the product of (A) the difference between the Applicable Margin in respect of BA Advances in effect prior to such change in the Applicable Margin in respect of BA Advances and the Applicable Margin in respect of BA Advances in effect immediately after such change, and (B) the aggregate Face Amount of the Bankers' Acceptances in respect of such BA Advance, by (ii) the quotient obtained by dividing (A) the number of days to maturity remaining in respect of such BA Advance at such time, by (B) 365 days. Any payment in respect of an outstanding BA Advance as a result of a change in the Applicable Margin in respect of BA Advances shall be paid on the maturity date of the Bankers' Acceptances in respect of such BA Advance.

SECTION 3.5 STANDBY FEE.

            The Borrower shall pay the Lender a standby fee in respect of the Credit Facility at the rate of 0.2% per annum (based on a year of 365 or 366 days, as the case may be) on the Available Commitment for the period from and including February 24, 2006 to and including the Drawdown Period Termination Date, expressed in Canadian Dollars and calculated on a daily basis and compounded and payable quarterly in arrears on the last Business Day of January, April, July and October in each year and on the Drawdown Period Termination Date.

SECTION 3.6 REIMBURSEMENT OBLIGATIONS.

            The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Article 7 hereof have been satisfied, be paid with the proceeds of Prime Rate Loans or, as provided in Section 2.8(g), by the purchase of Refunding Bankers' Acceptances. Pending any such repayment in full, the Borrower shall pay to the Lender interest on any Reimbursement Obligation at the Past Due Rate, from and including the date on which such Reimbursement Obligations arose to the date of payment in full, calculated daily and compounded monthly in arrears based on the number of days elapsed and a year of 365 or 366 days, as the case may be, and payable on demand, both before and after judgement in respect thereof.

SECTION 3.7 YEARLY RATE STATEMENTS.

            For the purpose of complying with the Interest Act (Canada), it is expressly stated that:

                                                                             27.

      (a) where interest is calculated pursuant hereto at a rate based on a 365 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 365;

      (b) where interest is calculated pursuant hereto at a rate based on a 360 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 360; and

      (c) the rates of interest specified in this Agreement are nominal rates and not effective rates or yields and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest, that they are capable of making the calculations necessary to compare such rates and that the principle of deemed reinvestment of interest shall not apply to any calculations of interest hereunder.

                                    ARTICLE 4
                            REPAYMENT OF OBLIGATIONS

SECTION 4.1 REPAYMENT ON MATURITY.

            The Obligations shall become due and payable, and shall be paid in full, on the Termination Date.

SECTION 4.2 VOLUNTARY REPAYMENT

            Subject to the terms and conditions hereof, the Borrower may, without bonus or penalty, upon prior written notice to the Lender specifying the proposed date and aggregate principal amount of the prepayment and the Advance or Advances on account of which such prepayment is to be applied, prepay the specified principal amount on account of the then Outstanding Principal Obligations under the Credit Facility, together with all accrued interest to the date of such prepayment on the specified principal amount so prepaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to Section 11.7. Such notice shall be given at or before 11:00 a.m. (Toronto, Ontario time) not less than three Business Days prior to the proposed date of prepayment and, once given, any such notice shall be irrevocable and binding upon the Borrower. Notwithstanding the foregoing, the Borrower shall not be entitled to prepay any outstanding BA Advance or LIBOR Loan, unless the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid, provide Cover to and thereafter maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances related to such BA Advances and on demand pay to the Lender any additional amounts payable pursuant to Section 11.7, nor shall the Borrower be entitled to give any such notice or to make any such prepayment unless each partial prepayment is in an aggregate principal amount of not less than U.S. $10,000,000.

                                                                             28.

SECTION 4.3 MANDATORY REPAYMENT OF CREDIT FACILITY.

            Subject to the terms and conditions hereof, the Outstanding Principal Obligations under the Credit Facility shall be repaid forthwith, upon demand by or on behalf of the Lender, to the extent that the Outstanding Principal Obligations under the Credit Facility exceed the then current Commitment in respect of the Credit Facility, whether as a result of oversight or otherwise, together with all accrued interest to the date of such repayment on the principal amount so repaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to Section 11.7, provided that any such repayment of the Outstanding Principal Obligations in respect of any BA Advance shall be discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such repayment.

SECTION 4.4 EARLY REPAYMENT OF CREDIT FACILITY.

            The Borrower shall apply net cash proceeds realized or received by the Borrower from all of the Repayment Sources to repay the Outstanding Principal Obligations under the Credit Facilities, together with all accrued interest to the date of such prepayment on the principal amount so prepaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to Section 11.7, provided that any such repayment of the Outstanding Principal Obligations in respect of any BA Advance shall be discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such repayment.

                                    ARTICLE 5
                              PAYMENTS AND ACCOUNTS

SECTION 5.1 MAINTENANCE OF ACCOUNTS.

            The Borrower shall open in its name and maintain the Borrower's Accounts with the Lender at the Lender's Branch.

SECTION 5.2 PAYMENTS BY BORROWER.

            Any payment by the Borrower on account of any amount due and payable by it hereunder, whether on account of principal, interest, fees, costs and expenses or otherwise, shall be made by the Borrower in the currency in which such payment is due in immediately available funds to the Lender at the Lender's Branch. No payment by the Borrower shall be effective until such time as it is so paid to the Lender at the Lender's Branch. The Borrower shall make all payments hereunder regardless of any counterclaim, compensation or set-off rights of the Borrower.

                                                                             29.

SECTION 5.3 DUE DATE OF PAYMENTS.

            Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, payable on such date, provided that if any such extension would cause repayment of the principal of or interest on a LIBOR Loan to be made in the next following calendar month, such payment shall be made on the last preceding Business Day with interest payments adjusted accordingly.

SECTION 5.4 TIME OF PAYMENTS.

            All payments to be made by the Borrower to the Lender shall be paid in immediately available funds no later than 11:00 a.m. (Toronto, Ontario time) on the date of payment in order to obtain same day credit. Any such payment so paid after such time on such date shall be deemed to have been paid on the next following Business Day.

SECTION 5.5 FORM AND AMOUNT OF PAYMENTS.

            All amounts due hereunder, whether for principal, interest, or otherwise, in respect of any Advance denominated in Canadian Dollars shall be paid in full by the Borrower in Canadian Dollars, and all amounts due hereunder, whether for principal, interest fees or otherwise, in respect of any Advance denominated in U.S. Dollars shall be paid in full in U.S. Dollars, and all amounts due hereunder in respect of costs and expenses shall be paid in full by the Borrower in the currency in which such costs or expenses were originally incurred, in any case without set-off, withholding or deduction of any kind or nature whatsoever unless required by law, and then subject to Section 11.8.

SECTION 5.6 CHARGING BORROWER'S ACCOUNTS.

            In respect of all Obligations the Borrower hereby irrevocably authorizes and instructs the Lender to withdraw from or debit, from time to time when such Obligations are due and payable, any account of the Borrower with the Lender for the purpose of satisfying payment thereof. Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lender, if and to the extent that any payment owed to the Lender by the Borrower in respect of such Obligations is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Lender, including without limitation the Borrower's Accounts, the full amount of the payment so due.

                                    ARTICLE 6
                               CURRENCY AND COSTS

SECTION 6.1 MARKET DISRUPTION AND ILLEGALITY.

            If the Lender determines in good faith and acting reasonably, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that (a) by reason of circumstances affecting financial markets inside or outside Canada or the United

                                                                             30.

States, as the case may be, deposits of U.S. Dollars are unavailable to Canadian banks generally; (b) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBO Rate or U.S. Base Rate, as the case may be; (c) the making or continuation of any U.S. Base Rate Loans or LIBOR Loans, as the case may be, has been made impracticable by the occurrence of an event (other than a mere increase in rates payable by the Lender to fund the Loans) which materially and adversely affects the funding of the Credit Facility at any interest rate computed on the basis of the LIBO Rate or the U.S. Base Rate, as the case may be; or (d) any change to the present, or the introduction of any future, Legal Requirement or any guideline, directive, policy, request or requirement with which it is customary for the Lender to comply (whether or not having the force of law) of any Governmental Authority, or in the interpretation or application thereof by any Governmental Authority, has made it unlawful for the Lender to make, fund, or maintain or to give effect to its obligations in respect of any Type of Advance as contemplated hereby, then the Lender shall notify the Borrower in writing thereof and:

      (a) the right of the Borrower to select any affected Type of Advance shall be suspended until the Lender determines in good faith that the circumstances causing such suspension no longer exist and the Lender so notifies the Borrower;

      (b) if any affected Type of Advance is not yet outstanding, any outstanding request for such Type of Advance shall be cancelled and the Type of Advance requested therein shall not be made; and

      (c) if any Advance is already outstanding at any time when the right of the Borrower to select that Type of Advance is suspended, in addition to its rights under Section 4.2, the Borrower shall, by written notice to the Lender given within three Business Days of the date of the notification, elect to (i) prepay within (A) seven Business Days of the date of such written notice to the Lender such Advance (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment), but should it do so the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid and on demand all such amounts as are required to compensate the Lender for (A) any Compensating Amount payable pursuant to Section 6.2, and (B) any additional amounts payable pursuant to Section 11.7, or (ii) convert, immediately, or in the case of a LIBOR Loan, effective the last day of the then current LIBOR Period applicable thereto (or on such earlier date as may be required to comply with any applicable Legal Requirement), or in the case of a BA Advance, on the maturity date of the outstanding Bankers' Acceptances in respect of such BA Advance (or on such earlier date as may be required to comply with any applicable Legal Requirement), such outstanding Advance to another Type of Advance which the Borrower is then entitled to select, failing which such outstanding Advance shall be converted, at the sole discretion of the Lender, to another Type of Advance which the Borrower is then entitled to select as of the date specified above for conversion of such outstanding Advance by the Borrower or, if the Borrower is

                                                                             31.

            not then entitled to select any other Type of Advance, the Borrower shall immediately prepay such Advance as above provided.

            If the provisions of this Section 6.1 apply or prepayment is made of any Advance, the Lender and the Borrower shall negotiate in good faith with a view to providing alternative funding arrangements for the Borrower in a similar amount (or the equivalent thereof in another currency) and on similar terms to the amount affected or prepaid to the extent reasonably practicable, provided that such alternative funding arrangements shall not be, in the reasonable judgment of the Lender, materially disadvantageous to the Lender.

SECTION 6.2 ADDITIONAL PAYMENTS.

            If subsequent to the date hereof (a) any change in applicable Legal Requirements or any change in the interpretation or application thereof by any Governmental Authority; or (b) compliance by the Lender with any guideline, direction, request or requirement with which it is customary for the Lender to comply (whether or not having the force of law) of any Governmental Authority shall have the effect of:

      (a) increasing the cost to the Lender (which it would not otherwise have incurred) of continuing to provide or maintain the Credit Facility (including, without limitation, the costs of maintaining any reserve or special deposit or similar requirements with respect to this Agreement, or with respect to its obligations hereunder or thereunder), other than an increased cost resulting from a generally applicable higher rate of tax imposed on the overall net income or capital of the Lender;

      (b) imposing on the Lender or expecting there to be maintained by the Lender any additional reserve, special deposit or similar requirement or any additional capital adequacy or additional capital requirement (including, without limiting the generality of the foregoing, under any Capital Adequacy Guideline or any other requirement which affects the Lender's allocation of capital resources to its obligations) in respect of the Lender's obligations hereunder;

      (c) reducing any amount paid or payable to the Lender under this Agreement in any amount which is material;

      (d) causing the Lender to make any payment or to forego any return, on a basis calculated by reference to any amount received or receivable by the Lender under this Agreement; or

      (e) directly or indirectly reducing the effective return to the Lender under this Agreement or on the Lender's overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a generally applicable higher rate of tax imposed on the net income or capital of the Lender) received or receivable by the Lender under this Agreement;

                                                                             32.

the Borrower shall, subject to the terms and conditions hereof, pay such amount (the "Compensating Amount") as may be necessary to compensate the Lender for and will indemnify the Lender against any such additional cost, reduction, payment or foregone return. The payment by the Borrower of such Compensating Amount is not, and shall not be deemed to be or construed as, a repayment on account of any Outstanding Principal Obligations.

            The Lender shall, forthwith after the Lender becoming aware of the occurrence of an event entitling the Lender to the payment of a Compensating Amount and the Lender determining to claim such Compensating Amount (which determination the Lender shall make without undue delay), give notice to the Borrower of the Compensating Amount claimed with details of the events giving rise thereto and shall at that time or within twenty (20) days thereafter provide to the Borrower a certificate setting out in reasonable detail a compilation of the Compensating Amount claimed (and where appropriate the Lender's reasonable allocation to its Advances hereunder of Compensating Amounts with respect to the aggregate of such similar credits granted by the Lender affected by such event) or, if the Lender is then unable to determine the Compensating Amount or the method of compilation thereof an estimate of such Compensating Amount and/or the method or the basis on which the Lender estimates the calculation will be made which estimate will be confirmed or adjusted by the aforesaid certificate. The certificate of the Lender with respect to the Compensating Amount shall be conclusive evidence of the amount thereof, absent manifest error.

            The Borrower shall within thirty (30) days of receipt of such notice from the Lender pay to the Lender the Compensating Amount (or the estimated Compensating Amount) claimed but, if the Compensating Amount claimed and paid is greater or lesser than the Compensating Amount as finally determined, the Lender or the Borrower, as the case may be, shall pay to the other the amount required to adjust the payment to the Compensating Amount required to be paid. The obligation to pay such a Compensating Amount for subsequent periods will continue, subject as herein provided, until the earlier of the payment in full of the Obligations owed to the Lender and the lapse or cessation of the event giving rise to the Compensating Amount.

SECTION 6.3 PREPAYMENT AND CONVERSION.

            In addition to the Borrower's rights under Section 4.2, if any notification of a Compensating Amount is given under Section 6.2 in respect of any Advance, then the Borrower may, by written notice to the Lender given within thirty Business Days next following the date of the notification, elect to prepay such Advances (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment) or to convert all such Advances to any other Type of Advance, but should it do so the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid and on demand all such amounts as are required to compensate the Lender for (a) any Compensating Amount payable pursuant to Section 6.2, and (b) any additional amounts payable pursuant to Section 11.7.

                                                                             33.

SECTION 6.4 MITIGATION.

            If the provisions of Section 6.1 become applicable or any Compensating Amount becomes payable pursuant to Section 6.2, the Lender shall use its reasonable efforts (subject to any legal and regulatory restrictions) to avoid the necessity of invoking the provisions of Section 6.1 or to avoid the need for paying, or to reduce, such additional Compensating Amount, including changing the jurisdiction of its applicable lending office; provided that the taking of any such action would not, in the reasonable judgment of the Lender, be materially disadvantageous to the Lender.

SECTION 6.5 MANDATORY PREPAYMENT.

            In the event that the provisions of Section 6.1 become applicable or any Compensating Amount becomes payable to the Lender pursuant to Section 6.2, the Borrower may, at its own expense and in its sole discretion terminate the Commitment of the Lender and prepay all Outstanding Principal Obligations to the Lender (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment); provided that (a) the Borrower shall have paid to the Lender (i) the Outstanding Principal Obligations in respect of (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted as above provided) and interest accrued to the date of such payment on the Advances made by the Lender hereunder, (ii) any Compensating Amount payable pursuant to Section 6.2, (iii) any additional amounts payable pursuant to Section 11.7, (iv) Standby Fees accrued to the date of suspension of all Types of Advances pursuant to Section
6.1 or the date of such payment, whichever is earlier, and (v) all other amounts (excluding Standby Fees) owed to the Lender hereunder, and (b) such termination of the Commitment of the Lender and prepayment of Advances is not prohibited by any Legal Requirement.

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO LENDING

SECTION 7.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE.

            The obligation of the Lender to make its initial Advance under the Credit Facility is subject to the Lender having received the following, each dated as of a date satisfactory to the Lender and in form and substance reasonably satisfactory to the Lender, provided that such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time on or before the date of the initial Advance:

      (a) certified copies of the articles and borrowing by-laws of the Borrower, together with a related certificate of non-restriction;

      (b) certified copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance of this Agreement;

                                                                             34.

      (c) a certificate of status or like certificate with respect to the Borrower issued by the appropriate Governmental Authority of the jurisdiction of its incorporation;

      (d) a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying as to the names and true signatures of its officers authorized to sign this Agreement and the other Loan Documents;

      (e) a certificate of a Senior Officer of the Borrower to the effect that all representations and warranties of the Borrower set forth in
            Article 8 are true in all material respects as of the initial Drawdown Date;

      (f) such other certificates and documentation relating to the Borrower or this Agreement as separately agreed to by the Borrower and the Lender;

      (g) a certificate of a Senior Officer of the Borrower that there has been no material adverse change in the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, from the financial condition and results of operations of the Borrower and its Subsidiaries presented in the financial statements listed in Schedule 8.1(l);

      (h) favourable opinion of counsel for the Borrower to and in favour of the Lender in form and substance reasonably satisfactory to the Lender and its counsel; and

      (i) evidence satisfactory to the Lender that the Acquisition will be completed in accordance with the terms of the Acquisition disclosed in writing by the Borrower to the Lender and that the proceeds of the initial Advance will be used by the Borrower only for the completion of the Acquisition or another Permitted Purpose disclosed in writing by the Borrower to the Lender.

SECTION 7.2 CONDITIONS PRECEDENT TO EACH ADVANCE.

            The obligation of the Lender to make any Advance (including the initial Advance) under the Credit Facility is subject to the fulfilment of each of the following conditions precedent to the reasonable satisfaction of the Lender (provided that each such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time either generally or with respect to any particular Advance):

      (a) the Lender shall have received from the Borrower a duly completed Advance Request in accordance with the provisions of this Agreement in that regard;

      (b) the representations and warranties set forth herein and in any other Loan Document shall be true and correct in all material respects, both on the date of such Advance Request and on the requested date of Advance;

      (c) the Borrower shall have observed and performed in all material respects all covenants set forth herein and in any other Loan Document;

                                                                             35.

      (d) no Default or Event of Default shall have occurred and be continuing or will result from giving effect to such Advance Request;

      (e) the making of the requested Advance shall not be prohibited by any Legal Requirement.

            The submission by the Borrower of an Advance Request shall be deemed to constitute a representation and warranty by the Borrower that the conditions precedent to the making of the Advance requested thereby set forth in this
Article 7 have been satisfied in full.

                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

SECTION 8.1 REPRESENTATIONS AND WARRANTIES BY THE BORROWER.

            The Borrower represents and warrants to the Lender, acknowledging that the Lender is relying thereon without independent inquiry in entering into this Agreement and making Advances from time to time hereunder, that:

(a) ORGANIZATION AND QUALIFICATION. The Borrower is a corporation duly incorporated and organized and validly existing and in good standing and up-to-date in the filing of all corporate, financial and other returns under the laws of Canada, the jurisdiction of its incorporation, except where the failure to file any such corporate, financial or other return does not affect the Borrower's good standing and would not otherwise have a Material Adverse Effect; it is duly authorized to do business wherever the nature of its material properties or activities requires authorization, except to the extent that a failure to be so duly authorized would not have a Material Adverse Effect, and it has the corporate right, power and authority and all material governmental licences, authorizations, consents, registrations and approvals required to own and lease its material properties and assets and to conduct the business in which it is presently engaged, except to the extent that the lack thereof would not have a Material Adverse Effect. The Borrower has delivered to the Lender a complete and correct copy of the charter documents and borrowing by-laws of the Borrower, in each case as amended to the date of such delivery, and there have been no amendments to any such charter documents or by-laws other than as have been disclosed to the Lender;

(b) CORPORATE POWER. The Borrower has full corporate right, power and authority to enter into and perform its obligations under each of the Loan Documents and the Borrower and each Material Subsidiary has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted;

(c) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Borrower of the Loan Documents, the performance by the Borrower of its obligations thereunder and hereunder (as the case may be) and compliance with the terms, conditions and provisions thereof and hereof will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Borrower or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Borrower or any

                                                                             36.

Subsidiary is bound or by which the Borrower or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower or any Subsidiary;

(d) AUTHORIZATION, GOVERNMENTAL APPROVALS, ETC. The execution and delivery of each of the Loan Documents by the Borrower and the performance by the Borrower of its obligations hereunder and thereunder (as the case may be) have been duly authorized by all necessary corporate action; no consent, approval, order, authorization, licence, exemption or designation of or by any Governmental Authority or other Person is required in connection with the execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents except such as have been obtained and true copies of which have been delivered to the Lender on or prior to the Closing Date; and no registration, qualification, designation, declaration or filing with any Governmental Authority is or was necessary to enable or empower the Borrower to enter into and to perform its obligations under the Loan Documents except such as have been made or obtained and are in full force and effect, unamended;

(e) DUE EXECUTION. The Loan Documents have each been duly executed and delivered by the Borrower and each constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

(f) RANKING. The Obligations rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Borrower including, without limitation, all Senior Debt of the Borrower described in Schedule 8.1(i);

(g) OWNERSHIP OF PROPERTY.

      (i) The Borrower and its Subsidiaries have good and sufficient title to their respective properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet in the financial statements described in Schedule 8.1(l) or purported to have been acquired by the Borrower or any Subsidiary after December 31, 2005 (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects;

      (ii)  Except as disclosed in the financial statements described in
            Schedule 8.1(l),

            (A) the Borrower and its Subsidiaries own, possess or are licensed to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks,

                                                                             37.

                  trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others;

            (B) to the best knowledge of the Borrower, no product of the Borrower infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

            (C) to the best knowledge of the Borrower, there is no Material violation by any Person of any right of the Borrower or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by the Borrower or any of its Subsidiaries;

(h) SUBSIDIARIES.

      (i) Schedule 8.1(h) contains (except as noted therein) complete and correct lists (A) of the Borrower's Material Subsidiaries, showing, as to each Material Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its share capital or similar equity interests outstanding owned by the Borrower and each other Subsidiary and, as of the Closing Date, whether such Subsidiary is a Material Subsidiary, (B) of the Borrower's Affiliates, other than Material Subsidiaries, and
            (C) of the Borrower's directors and Senior Officers;

      (ii) All of the outstanding share capital or similar equity interests of each Subsidiary shown in Schedule 8.1(h) as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 8.1(h));

      (iii) Each Subsidiary identified in Schedule 8.1(h) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact;

      (iv) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 8.1(h)

                                                                             38.

            and customary limitations imposed by corporate law and insurance regulatory statutes or other statutes governing the organization of legal entities) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns any outstanding share capital or similar equity interests of such Subsidiary;

(i) DEBT.

      (i)   Except as described therein, the financial statements described in
            Section 8.1(l) set forth a complete and correct list of all outstanding Debt of the Borrower and its Subsidiaries as of December 31, 2005 since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Borrower or its Subsidiaries. Neither the Borrower nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Borrower or such Subsidiary and no event or condition exists with respect to any Debt of the Borrower or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (ii)  Except as disclosed in the financial statements described in
            Schedule 8.1(l), neither the Borrower nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
            Section 9.2(f).

(j) TAX MATTERS. The Borrower and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Borrower knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of United States and Canadian federal, state, provincial or other taxes for all fiscal periods are adequate. The Canadian federal and provincial income tax liabilities of the Borrower and its Subsidiaries have been determined by the Canadian Customs and Revenue Agency and corresponding provincial taxing authorities by the issuance of notices of assessment for all fiscal years up to and including the fiscal year ended December 31, 2001, and the Borrower and its Subsidiaries have paid any taxes indicated to be owing on such notices of assessment. The United States federal income tax liabilities of the Borrower and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended 2001.

                                                                             39.

(k) LITIGATION AND OTHER PROCEEDINGS.

      (i)   Except as disclosed in the financial statements described in
            Schedule 8.1(l), there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

      (ii) Neither the Borrower nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(l) FINANCIAL STATEMENTS. The Borrower has delivered to the Lender copies of the financial statements of the Borrower and its Subsidiaries listed on Schedule 8.1(l). All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments);

(m) DISCLOSURE. To the best of the knowledge of the Borrower, all information supplied to the Lender by the Borrower, and its Affiliates, shareholders or Subsidiaries (i) with respect to any and all factual matters, is true and correct in all material respects (except as otherwise disclosed to the Lender in writing on or before the Closing Date), (ii) with respect to any projections or forecasts therein and the assumptions on the basis of which such information was prepared, is believed to be reasonable in the circumstances (except as otherwise disclosed to the Lender in writing on or before the Closing Date), and (iii) with respect to any other matters being the subject of opinion, is believed on reasonable grounds to be true and correct in all material respects (except as otherwise disclosed to the Lender in writing on or before the Closing Date). There is no fact known to the Borrower as of the Closing Date which could reasonably be expected to have after the Closing Date a Material Adverse Effect which has not been fully and adequately disclosed to the Lender prior to the Closing Date;

(n) PENSION PLANS, COMPLIANCE WITH ERISA.

      (i) All Canadian pension plans of the Borrower and its Subsidiaries have been established, operated, administered and maintained in compliance with all applicable laws, regulations and orders applicable thereto except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Canadian pension plan documents or applicable laws have been paid or accrued as

                                                                             40.

            required, except where the failure to pay such premiums, contributions and amounts could not reasonably be expected to have a Material Adverse Effect;

      (ii) The Borrower and each ERISA Affiliate have operated and administered each employee benefit plan (as defined in Section 3(3) of ERISA) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

      (iii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA;

      (iv) The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

      (v) The expected post-retirement benefit obligation (determined as of the last day of the Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Borrower and its Subsidiaries is not Material;

      (vi) The execution and delivery of this Agreement will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to
            Section 4975(c)(1)(A)-(D) of the Code for which an exemption is not available;

                                                                             41.

(o) INSURANCE. The Borrower and each of its Material Subsidiaries has in place all insurance policies required in accordance with the provisions of this Agreement and all policy premiums owing or payable in respect thereof have been paid to date;

(p) COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries has complied and is complying in all material respects with all Legal Requirements applicable to its business, properties and operations in each jurisdiction in which such corporations own any Material properties or carry on any material portion of their respective businesses where the failure to do so could reasonably be expected to have a Material Adverse Effect; and

(q) ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Borrower or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

      (i) neither the Borrower nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

      (ii) neither the Borrower nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

      (iii) all buildings on all real properties now owned, leased or operated by the Borrower or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            The representations and warranties herein set forth or contained in any certificates or documents delivered to the Lender pursuant hereto shall survive the execution and delivery hereof and any Advance hereunder and any investigation at any time made by or on behalf of the Lender. The representations and warranties shall be deemed to be continuing and repeated by the Borrower upon each Drawdown Date, and all references to the Closing Date contained in such representations and warranties shall be deemed to refer to such Drawdown Date.

                                                                             42.

                                    ARTICLE 9
                            COVENANTS OF THE BORROWER

SECTION 9.1 AFFIRMATIVE COVENANTS.

            From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or any Commitment of the Lender shall continue to exist, the Borrower shall:

(a) PAYMENT OF OBLIGATIONS TO LENDER. Duly and punctually pay to the Lender all amounts payable by the Borrower hereunder as and when the same become due;

(b) PAYMENT OF TAXES, ETC. The Borrower will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any Subsidiary, provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect;

(c) MAINTENANCE OF INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain, with insurers reasonably determined by the Borrower in good faith to be financially sound and reputable, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated;

(d) PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 9.2(g), 9.2(h) and 9.2(j), the Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged, consolidated or amalgamated into or with the Borrower or another Subsidiary) and all rights and franchises of the Borrower and its Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect;

(e) CONFLICT WITH OTHER INSTRUMENTS. Ensure that at all times and from time to time the execution and delivery by it of each of the Loan Documents to which it is a party, the performance by it of its obligations thereunder and the compliance by it with the terms, conditions and provisions thereof will not (i) contravene, result in any breach of, or constitute a

                                                                             43.

default under, or result in the creation of any Lien in respect of any property of the Borrower or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Borrower or any Subsidiary is bound or by which the Borrower or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower or any Subsidiary;

(f) ENFORCEABILITY. Ensure that at all times and from time to time the execution and delivery of each of the Loan Documents by it and the performance by it of its obligations thereunder will be, upon the execution and delivery thereof, duly authorized by all necessary corporate action; that all consents, approvals, orders, authorizations, licenses, exemptions or designations of or by any Governmental Authority or other Person required in connection with the execution, delivery and performance by it of any such documents have been obtained; and that all registrations, qualifications, designations, declarations or filings with any Governmental Authority necessary to enable or empower it to enter into and to perform its obligations under any such documents have been obtained and continue in full force and effect as required for such purpose; and that any and all Loan Documents to which it is a party have been duly executed and delivered by it and that each will constitute its legal, valid and binding obligation enforceable in accordance with its terms, subject only to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

(g) COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h) KEEPING OF BOOKS. Keep, and cause each of its Material Subsidiaries to keep, financial books and records systems in accordance with GAAP and all applicable Legal Requirements, and in such books and records make full and correct entries of all financial transactions, properties, liabilities, shareholders equity, participation accounts and business of the Borrower and each of its Material Subsidiaries in accordance with GAAP;

(i) MAINTENANCE OF PROPERTIES, ETC. The Borrower will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing

                                                                             44.

the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j) REPORTING REQUIREMENTS. Furnish to the Lender:

      (i) annually, as soon as available and in any event within 120 days after the end of each financial year:

            (A) Audited Financial Statements. The audited annual consolidated financial statements of the Borrower and the Material Subsidiaries for such financial year; and

            (B) Compliance Certificate. A Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether the covenants of the Borrower pursuant to
                  Section 9.2 shall have been complied with;

      (ii) quarterly, as soon as available and in any event within 60 days after the end of each financial quarter of each financial year:

            (A) Quarterly Financial Statements. The quarterly consolidated financial statements of the Borrower and the Material Subsidiaries for such financial quarter of each financial year; and

            (B) Compliance Certificate. A Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether the covenants of the Borrower pursuant to
                  Section 9.2 shall have been complied with;

      (iii) promptly on reasonable demand, a Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether the covenants of the Borrower pursuant to Section 9.2 shall have been complied with;

      (iv) promptly upon becoming aware thereof, notice of any fact or change which has had, is having or is expected to have a Material Adverse Effect;

      (v) notice of any Subsidiary of the Borrower becoming a Material Subsidiary thereof, forthwith after becoming aware thereof; and

      (vi) such other information respecting the business and affairs, financial or otherwise, of the Borrower or any of its Subsidiaries or Affiliates, as the Lender may from time to time reasonably request;

                                                                             45.

(k) CURE DEFECTS. Promptly cure or cause to be cured, or cause its Subsidiaries to cure or cause to be cured, any defects in the execution, delivery, validity or enforceability of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant hereto or thereto and at its expense, execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents and make all necessary filings and recordings as the Lender may consider reasonably necessary or desirable for the foregoing purposes;

(l) NOTICE OF DEFAULT, ETC. Notify the Lender forthwith in writing of the occurrence of a Default, an Event of Default, and in such notice and in further notices delivered from time to time thereafter to (and in any event forthwith in response to any request for such a notice by) the Lender, provide the Lender with the particulars of the steps being taken to remedy any such Default, Event of Default;

(m) CORPORATE DISTRIBUTIONS. Subject to compliance with applicable Legal Requirements, cause such of its Subsidiaries to declare and pay to the Borrower or to such Subsidiary's holding body corporate such dividends and other Corporate Distributions as may be required to provide sufficient funds to the Borrower to duly and punctually pay to the Lender all amounts payable by the Borrower hereunder as and when the same become due; and

(n) FURTHER ASSURANCES. At its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender all such further agreements, instruments, documents and other assurances and do and cause to be done all such further acts and things as may be necessary or desirable in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement or any of the other Loan Documents.

SECTION 9.2 NEGATIVE COVENANTS.

            From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or any Commitment of the Lender shall continue to exist, the Borrower shall not, unless required pursuant to a Legal Requirement, or, if not required pursuant to a Legal Requirement then without the prior written consent of the Lender, which consent shall not be unreasonably withheld:

(a) CONSOLIDATED NET WORTH. The Borrower will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) U.S.$200,000,000, plus (b) an aggregate amount equal to 25% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2003.

(b) LIMITATION ON CONSOLIDATED DEBT. The Borrower will not, at any time, permit the Consolidated Debt to exceed 45% of Consolidated Total Capitalization.

(c) LIMITATION ON SUBSIDIARY DEBT. The Borrower will not, at any time, permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to any Debt other than:

                                                                             46.

      (i)   Debt of a Subsidiary outstanding on December 31, 2005 described on
            Schedule 8.1(i) and any extension, renewal or refunding thereof, provided that (A) the principal amount thereof is not increased in connection with such extension, renewal or refunding and (B) no Default or Event of Default shall exist at the time of such extension, renewal or refunding;

      (ii)  Debt of a Subsidiary owed to the Borrower or a Wholly-Owned
            Subsidiary;

      (iii) Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (A) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (B) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and any extension, renewal or refunding of such Debt, provided, that (x) the principal amount thereof is not increased in connection with such extension, renewal or refunding and (y) no Default or Event of Default shall exist at the time of such extension, renewal or refunding; and

      (iv) Debt of a Subsidiary in addition to that otherwise permitted by the provisions of this Section 9.2(c); provided that on the date such Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and to the concurrent retirement of any other Debt (A) no Default or Event of Default shall exist, and (B) such Debt can be incurred within the applicable limitations provided in Sections 9.2(b) and 9.2(d).

(d) LIMITATION ON PRIORITY DEBT. The Borrower will not, at any time, permit Priority Debt to exceed 10% of Consolidated Total Capitalization.

(e) MINIMUM INTEREST COVERAGE RATIO. The Borrower will not, at any time, permit the Minimum Interest Coverage Ratio to be less than 3.0 to 1.0.

(f) LIMITATION ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

      (i) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.1(b);

      (ii) statutory Liens of landlords, undetermined or inchoate Liens and other Liens imposed by law such as Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
            Section 9.1(b);

                                                                             47.

      (iii) Liens (other than any Lien imposed by ERISA, the Income Tax Act (Canada), the Pension Benefits Standards Act, 1985 (Canada) and all other applicable Canadian Federal and provincial statutes or regulations governing pension plans) incurred or deposits made in the ordinary course of business (A) in connection with workers' compensation, unemployment insurance, other types of social security or retirement benefits or insurance regulatory requirements or (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

      (iv) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

      (v) Liens on property or assets of a Subsidiary securing Debt owing to the Borrower or to a Wholly-Owned Subsidiary;

      (vi)  Liens existing on December 31, 2005 and described on Schedule
            8.1(i);

      (vii) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

      (viii) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Borrower or a Subsidiary after the date of the Closing, provided that

            (A) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

            (B) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Borrower or such Subsidiary of the property

                                                                             48.

                  (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Borrower to whom authority to enter into the subject transaction has been delegated by the board of directors of the Borrower) of such property (or improvement thereon) at the time of such acquisition or construction,

            (C) any such Lien shall be created contemporaneously with, or within 12 months after, the acquisition or construction of such property,

            (D) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitation set forth in
                  Section 9.2(b), and

            (E) at the time of the incurrence of the Debt secured by such Liens, no Default or Event of Default shall exist;

      (ix) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Borrower or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (A) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (B) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (C) the aggregate amount of all Debt secured by such Liens shall be permitted by the limitation set forth in Section 9.2(b); (x) any Lien renewing, extending or refunding any Lien permitted by paragraphs (vi), (viii) or (ix) of this Section 9.2(f), provided that (A) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (B) such Lien is not extended to any other property and (C) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

      (x) any Lien renewing, extending or refunding any Lien permitted by paragraphs (vi), (viii) or (ix) of this Section 9.2(f), provided that (A) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (B) such Lien is not extended to any other property and (C) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

      (xi) reservations, conditions, limitations and exceptions contained in or implied by statute in the original disposition from the Crown and grants made by the Crown of interests so reserved or excepted; and

      (xii) other Liens not otherwise permitted by paragraphs (i) through (xi), inclusive, of this Section 9.2(f), provided that the Debt secured by such Liens shall be permitted by the limitation set forth in Sections 9.2(b) and 9.2(d) at the time that the Lien securing such Debt is created.

                                                                             49.

            Any Person that becomes a Subsidiary after the date of the Closing shall, for all purposes of this Section 9.2(f), be deemed to have created or incurred, at the time it becomes a Subsidiary, all outstanding Liens of such Person immediately after it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

(g) MERGER, CONSOLIDATION, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Borrower may (x) consolidate, merge or amalgamate with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Borrower or a Wholly-Owned Subsidiary of the Borrower, as applicable, and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 9.2(h) or 9.2(j)), provided that the foregoing restriction does not apply to the consolidation or merger of the Borrower with, or the conveyance, transfer or lease of substantially all of the assets of the Borrower in a single transaction or series of transactions to, any Person so long as:

      (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or Canada or any Province thereof;

      (ii) if the Borrower is not the Successor Corporation, (A) the Successor Corporation shall have executed and delivered to the Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Lender) and (B) the Successor Corporation shall have caused to be delivered to the Lender an opinion of counsel of United States or Canadian national standing (and not an employee of the Borrower) or other counsel reasonably satisfactory to the Lender, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

      (iii) immediately after giving effect to such transaction, no Default or Event of Default would exist.

            No such conveyance, transfer or lease of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower or any Successor Corporation from its liability under this Agreement.

(h) SALE OF ASSETS, ETC. Except as permitted under Section 9.2(g), Section 9.2(i) and Section 9.2(j), the Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                                                                             50.

      (i) in the good faith opinion of the Borrower, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Borrower or such Subsidiary;

      (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

      (iii) subject to the following paragraph, immediately after giving effect to the Asset Disposition the Disposition Value of all property that was the subject of any Asset Disposition occurring in the immediately preceding period of 12 consecutive months would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Borrower.

            If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application, in either case, within 12 months after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (iii) of this Section 9.2(h) as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

(i) SALE-AND-LEASEBACKS. The Borrower will not, and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction with respect to any property more than 180 days following the acquisition or occupancy of such property by the Borrower or such Subsidiary, whichever is later, unless:

      (i) the term of the lease in respect of such Sale-and-Leaseback Transaction, including all renewal terms, shall not exceed three years;

      (ii) such Sale-and-Leaseback Transaction constitutes a sale by a Subsidiary to the Borrower or by the Borrower to a Wholly-Owned Subsidiary;

      (iii) the Net Proceeds Amount received by the Borrower or such Subsidiary in respect of such Sale-and-Leaseback Transaction is applied within 12 months of the consummation thereof to a Debt Prepayment Application or a Property Reinvestment Application; or

      (iv) immediately after giving effect thereto, the aggregate amount of Priority Debt does not exceed 10% of Consolidated Total Capitalization determined at such time and no Default or Event of Default would exist.

(j) DISPOSAL OF OWNERSHIP OF A SUBSIDIARY. The Borrower will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any Subsidiary Shares, nor will the Borrower permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own share capital, provided that the foregoing restrictions do not apply to:

      (i)   the issue of directors' qualifying shares by any such Subsidiary;

      (ii) any such Transfer of Subsidiary Shares constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

                                                                             51.

      (iii) the Transfer of the Subsidiary Shares of a Subsidiary of the Borrower owned by the Borrower and its other Subsidiaries; provided that such Transfer satisfies the requirements of Section 9.2(h).

(k) NATURE OF BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, are engaged on the date of the Closing Date as described in the information supplied to the Lender and referred to in Section 8.1(m).

(l) TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favourable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

(m) HOSTILE AQUISITION. Engage in, or permit any of its Subsidiaries to engage in, any Hostile Acquisition, whether alone or in concert with any other Person or Persons;

(n) PROHIBITION ON RESTRICTIONS. Create or permit any of its Material Subsidiaries to, create or otherwise cause or suffer to exist any Encumbrance or restriction which prohibits or otherwise restricts in any material respect:

      (i) the ability of any such Subsidiary to (A) pay dividends or make other distributions or pay any Debt owed to the Borrower or any such Subsidiary, (B) make any other Corporate Distribution to the Borrower or any such Subsidiary or (C) transfer any of its properties or assets to the Borrower or any such Subsidiary; or

      (ii) the ability of the Borrower or any such Subsidiary to create, incur, assume or suffer to exist any Encumbrance upon its property or assets to secure the Obligations,

other than prohibitions or restrictions existing under or by reason of (A) this Agreement and the Loan Documents, (B) Legal Requirements, (C) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, and (D) Liens permitted pursuant to Section 9.2(f) and any documents or instruments governing the terms of any Debt secured by any such Liens permitted pursuant to Section 9.2(f), provided that such prohibitions or restrictions apply only to the assets subject to such Liens permitted pursuant to Section 9.2(f); or

(o) FINANCIAL YEAR. Change its fiscal year, or permit any of its Material Subsidiaries to change their respective fiscal years to other than December 31 or to have a fiscal year that does not end on December 31 of each calendar year.

                                                                             52.

                                   ARTICLE 10
                                  ACCELERATION

SECTION 10.1 EVENTS OF DEFAULT.

            If any one or more of the following events (each an "Event of Default") shall occur and be continuing then the Lender may, (i) terminate the Lender's obligations to make any further Advance under the Credit Facility, and
(ii) (at the same time or at any time after such termination) declare the Obligations to be immediately due and payable, provided that should any Event of Default specified in Sections 10.1(e), 10.1(f), 10.1(g) or 10.1(h) occur then the Obligations shall, to the extent permitted by applicable law, be and become immediately due and payable without any declaration or other act on the part of the Lender:

(a) the Borrower makes default in the payment on the due date thereof of any amount payable by it hereunder on account of the Outstanding Principal Obligations under the Credit Facility;

(b) the Borrower makes default in the payment when due of any amount payable by it hereunder on account of interest, fees, costs, expenses or other amounts payable by it hereunder, and such default shall continue for three Business Days after notice of such default being given to the Borrower by the Lender;

(c) the Borrower fails to perform any covenant, agreement or undertaking under this Agreement other than those referred to in paragraphs (a) and (b) of this
Section 10.1 or in any other Loan Document, provided that if such failure is capable of being remedied or cured within a ten day period, the Borrower, subject to the other provisions of this Section 10.1, shall have a period of ten Business Days after the earlier of the Borrower becoming aware of such default and notice of such default being given to the Borrower by the Lender within which to remedy or cure such failure;

(d) any representation or warranty made by the Borrower in this Agreement or in any other Loan Document is incorrect in any material respect when made (or when deemed to be made hereunder or thereunder), provided that, notwithstanding any lack of correctness of any such representation or warranty as so stated as at such time, if the subject matter of such representation and warranty is capable of being remedied or cured within a period of ten Business Days such that it would be true if so stated at such later time, the Borrower, subject to the other provisions of this Section 10.1, shall have a period of ten Business Days after the earlier of receipt of written notice from the Lender specifying the representation or warranty concerned and the Borrower otherwise becoming aware that such representation or warranty is incorrect in any material respect, within which to remedy or cure such lack of correctness;

(e) the Borrower or any of its Material Subsidiaries ceases or threatens to cease to carry on business or becomes insolvent or bankrupt or ceases paying its debts generally as they fall due, other than any such debts which are contested in good faith and by appropriate proceedings and for which adequate provision has been made to the Lender' sole satisfaction, or the Borrower or any of its Material Subsidiaries commits any act of bankruptcy or makes an assignment for the benefit of creditors or otherwise acknowledges its insolvency, or a trustee,

                                                                             53.

receiver, receiver and manager, liquidator, agent or similar official is appointed for the Borrower or any of its Material Subsidiaries or for any material part of its properties with the consent of or without contest by the Borrower or such Material Subsidiaries upon receipt of notice of such appointment or action or proceeding to effect such appointment;

(f) without limiting the generality of paragraph (e) of this Section 10.1, any Governmental Authority shall take control of the Borrower or any of its Material Subsidiaries, or shall take control of the properties of any such Person or any Material properties;

(g) any proceeding is instituted by the Borrower or any of its Material Subsidiaries, any order is made or any resolution is passed for the winding-up of the Borrower or any of its Material Subsidiaries;

(h) any petition shall be filed or other action or proceeding shall be commenced, whether judicial, quasi-judicial or administrative in nature or by or in respect of the Borrower or any of its Material Subsidiaries, to adjudge the Borrower or any of its Material Subsidiaries insolvent or a bankrupt, or to give notice of, consider or approve any proposal, reorganization, compromise, moratorium or arrangement with all or any of the creditors of the Borrower or any of its Material Subsidiaries, or to appoint a trustee, receiver, receiver and manager, liquidator, agent or similar official of the Borrower or any of its Material Subsidiaries or any of its properties or any Material properties, or to wind-up, dissolve or otherwise liquidate the Borrower or any of its Material Subsidiaries, provided that, if the Borrower or any of its Material Subsidiaries shall be contesting such petition, action or proceeding in good faith and by appropriate proceedings based, in the Lender's sole opinion, on reasonable and substantial grounds, the Borrower and each of its Material Subsidiaries, subject to the other provisions of this Section 10.1, shall have a period of forty-five days after the date of the filing or commencement of such petition, action or proceeding within which to obtain or procure an abandonment, dismissal, withdrawal, quashing or permanent stay of such petition, action or proceeding;

(i) a final judgment or judgments or any execution, sequestration or any other process of any court, any work order or any distress or analogous process for the payment of money resulting in liability (exclusive of amounts fully covered by valid and collectible insurance in respect thereof), aggregating in excess of U.S. $5,000,000 are rendered or become enforceable against one or more of the Borrower and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(j) (i) the Borrower or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least U.S. $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Borrower or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least U.S. $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment and such declaration has not

                                                                             54.

been annulled or rescinded, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Borrower or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S. $5,000,000;

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S. $5,000,000, (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan or (vi) the Borrower or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any ERISA Affiliate thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect;

(l) the Lender's rights and entitlement to be paid the Obligations hereunder shall cease to rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Borrower including, without limitation, all Senior Debt of the Borrower described in Schedule 8.1(i);

(m) a Material Adverse Effect shall occur;

(n) there is any adverse qualification to any of the financial statements of the Borrower or any of its Material Subsidiaries by their respective auditors; or

(o) this Agreement shall cease to be in full force and effect and to constitute a legal, valid and binding obligation of any of the parties signatory thereto enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

SECTION 10.2 REMEDIES UPON DEFAULT.

            Upon the occurrence of an Event of Default and acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender may commence such litigation or proceedings as it may deem expedient, all without any additional notice, presentation, demand, protest, notice of dishonour, including entering into of possession of any of the property or assets

                                                                             55.

of the Borrower, or any other action, notice of all of which the Borrower hereby expressly waives. For greater certainty, and subject to any curative provisions specified herein, the Borrower will be considered to be in default of its obligations hereunder by the mere lapse of time provided herein for performing such obligations, without any requirement of further notice or other act of the Lender unless a notice is specifically required under this Agreement. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law. Nothing contained herein or in any Loan Documents now or hereafter held by the Lender with respect to the Obligations of the Borrower to the Lender, or any part thereof, nor any act or omission of the Lender with respect to such Loan Documents, shall in any way prejudice or affect the rights, remedies and powers of the Lender with respect to any other such Loan Documents.

SECTION 10.3 RIGHT OF SET-OFF.

            Upon the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender is hereby authorized by the Borrower at any time and from time to time and shall to the fullest extent permitted by law, set off, appropriate and apply any and all deposits (general or special, time or demand, matured or unmatured, provisional or final) at any time held and other Debt at any time owing to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing hereunder. The Lender shall promptly notify the Borrower in advance of any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.3 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 10.4 CURRENCY CONVERSION AFTER MATURITY.

            At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender shall be entitled to convert, with two (2) Business Days' prior notice to the Borrower, any and all then unpaid and outstanding LIBOR Loans or U.S. Base Rate Loans or any of them to Prime Rate Loans. Any such conversion shall be calculated so that the resulting Prime Rate Loans shall be the Canadian Dollar Equivalent on the date of conversion of the amount of United States Dollars so converted. Any accrued and unpaid interest denominated in United States Dollars at the time of any such conversion shall be similarly converted to Canadian Dollars, and such Prime Rate Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with Section 3.1. SECTION

10.5 JUDGMENT CURRENCY.

            The obligation of the Borrower to make payments on any Obligations to the Lender hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of the first currency payable, and accordingly the primary obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if

                                                                             56.

any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

                                   ARTICLE 11
                                     GENERAL

SECTION 11.1 EVIDENCE OF DEBT.

            The Obligations of the Borrower hereunder, in respect of or in connection with the Advances under the Credit Facility made from time to time by the Lender or otherwise, shall, absent manifest error, be conclusively evidenced by the records of the Lender.

SECTION 11.2 ADDITIONAL EXPENSES.

            If during the continuation of an Event of Default the Borrower should fail to observe or perform any covenant or agreement to be observed or performed by the Borrower hereunder the Lender may but shall not be obliged to perform or cause to be performed the same for which purpose the Borrower hereby appoints the Lender to be the lawful attorney of the Borrower, and all reasonable expenses incurred or payments made by the Lender in so doing shall be paid by the Borrower to the Lender forthwith upon demand and any such unpaid amount shall bear interest, both before and after judgment, at the Past Due Rate, calculated daily and compounded monthly in arrears and payable on demand, and the Borrower hereby indemnifies the Lender against any loss incurred by the Lender in that regard.

SECTION 11.3   INVALIDITY OF ANY PROVISIONS.

            Any provision of this Agreement or any of the other Loan Documents which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Borrower to pay the Obligations in full. The rate of interest chargeable or collectable on overdue instalments of interest shall not exceed the maximum rate permitted by applicable law.

SECTION 11.4 AMENDMENTS, WAIVERS, ETC.

            No amendment, modification or waiver of any provision of, and no waiver of the strict observance, performance or compliance by the Borrower with any term, covenant, condition or agreement contained in this Agreement and no indulgence granted by the Lender or consent to any departure by the Borrower therefrom, shall in any event be effective unless it shall be in writing and signed by the Lender (and the Borrower in the case of amendments or modifications or waivers by the Borrower), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Notwithstanding the foregoing, no failure to exercise and no delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies

                                                                             57.

herein provided are cumulative and not exclusive of any other rights or remedies available at or provided by law.

SECTION 11.5 NOTICES, ETC.

            All notices and other communications provided for hereunder shall, except as otherwise permitted hereunder, be in writing personally delivered by messenger or courier or facsimile or telecopy transmission, if

      (a)   to the Borrower, to it at:

            Hub International Limited
            55 East Jackson Boulevard
            Chicago, Illinois, 60604

            Telecopy:                    (877)-402-6606
            for the attention of:        Marianne Paine
                                         Chief Legal Counsel

      (b)   to the Lender, to it at:

            Bank of Montreal
            4th Floor
            1 First Canadian Place
            Toronto, Ontario
            M5X 1A1

            Telecopy:                    (416)-359-7796
            for the attention of:        Vice President,
                                         Loan Products Group

or to such other address or facsimile or telecopy number as any party hereto may from time to time designate to the other parties hereto in such manner. All such notices and communications shall be effective, and deemed to be received by the intended recipient, on the date delivered or transmitted, if delivered or transmitted before 3:00 p.m. (Toronto, Ontario time) on a Business Day, or, in any other case, on the first Business Day following the date delivered or transmitted.

SECTION 11.6   COSTS AND EXPENSES.

            The Borrower shall pay to the Lender, on demand all reasonable out of pocket costs and expenses (including, without limitation, all reasonable legal fees and disbursements) incurred by the Lender in connection with this Agreement, the other Loan Documents and the Credit Facility including, without limitation, (a) the negotiation, preparation, execution, delivery and interpretation, both prior and subsequent to the Closing Date, of this Agreement and the other Loan Documents or any agreement or instrument contemplated hereby or thereby; (b) the performance by the Lender of its obligations and duties under this Agreement and the other Loan Documents; (c) advice of counsel with respect to the interpretation of the Credit Facility, the Loan Documents or any transaction contemplated thereunder; (d) the enforcement of any of the

                                                                             58.

Loan Documents or the enforcement or preservation of rights under and the refinancing, renegotiation or restructuring of the Credit Facility under this Agreement or the other Loan Documents or the bringing of any action, suit or proceeding with respect to the enforcement of any of the Loan Documents or any such right or seeking any remedy which may be available to the Lender at law or in equity; and (e) any amendments, waivers or consents requested by the Borrower pursuant to the provisions hereof or any other Loan Document. The Borrower shall supply all statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender pursuant to this Agreement without cost to the Lender.

SECTION 11.7 INDEMNIFICATION.

(a) The Borrower agrees to indemnify the Lender and its directors, officers and employees from and against any and all Claims and Losses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Lender or the directors, officers or employees of the Lender, arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Borrower pursuant to the Loan Documents.

(b) The Borrower shall pay to the Lender on demand any amounts required to compensate the Lender for any Loss suffered or incurred by the Lender as a result of (i) any payment being made (due to acceleration of the maturity of any Advance pursuant to Article 10, a mandatory or optional prepayment of principal or otherwise) in respect of any Bankers' Acceptance other than on the maturity date of such Bankers' Acceptance or in respect of a LIBOR Loan other than on the last day of the related LIBOR Period; (ii) the failure of the Borrower to give any notice in the manner and at the times required by this Agreement; (iii) the failure of the Borrower to effect an Advance in the manner and at the time specified in any Advance Request; or (iv) the failure of the Borrower to make a payment or a mandatory repayment in the manner at the time specified in this Agreement or any notice given by the Borrower to the Lender in accordance with this Agreement. A certificate as to the amount of any such Loss, providing reasonable detail of the calculation of such Loss and submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(c) The provisions of this Section 11.7 shall survive the termination of this Agreement and the repayment of all Obligations. The Borrower acknowledges that neither its obligation to indemnify, nor any actual indemnification by it, of the Lender or any other indemnified party hereunder in respect of such Person's Losses for the legal fees and expenses of such Person's counsel shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

SECTION 11.8 TAXES.

(a) Any and all payments to the Lender by the Borrower hereunder (or under any of the other Loan Documents) shall be made free and clear of and without deduction or withholding for any and all present and future Taxes, imposed by any Governmental Authority including, without limitation, any Taxes which arise from the execution, delivery or registration of, or

                                                                             59.

otherwise with respect to, this Agreement or any of the other Loan Documents, unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Borrower shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the amount it would have received if no such deduction or withholding had been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay forthwith the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

(b) The Borrower agrees to indemnify the Lender for the full amount of Taxes not deducted or withheld and paid by the Borrower in accordance with Section 11.8
(a) to the relevant taxation or other authority and any Taxes imposed by any jurisdiction on amounts payable by the Borrower under this Section 11.8, paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes, providing reasonable details of the calculation thereof, and evidence of payment thereof submitted to the Borrower by the Lender shall be conclusive evidence of the amount due from the Borrower to the Lender absent manifest error.

(c) The Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing any payment of Taxes made by the Borrower, as soon as such receipt becomes available.

(d) If the provisions of Section 11.8(a) or 11.8(b) require the Borrower to deduct or withhold and pay Taxes to any relevant taxation or other authority or to pay any additional amounts thereunder, the Lender shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the necessity of invoking such provisions of this Section 11.8, or to reduce the amounts payable thereunder, including changing the jurisdiction of its applicable lending office; provided that the taking of any such action would not, in the reasonable judgment of the Lender, be disadvantageous to the Lender.

(e) The provisions of this Section 11.8 shall survive the termination of this Agreement and the repayment of all Obligations.

SECTION 11.9 CALCULATIONS.

            Except as otherwise provided herein, the financial statements and returns to be furnished to the Lender pursuant to this Agreement shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

SECTION 11.10 ASSIGNMENTS AND PARTICIPATIONS.

(a) The Borrower shall not be entitled to assign its rights and obligations hereunder or any interest herein without the prior consent of the Lender.

                                                                             60.

(b) Subject to the provisions of this Agreement, the Lender may grant participations to one or more Persons in or respect of all or any part of the Lender's Commitment and the Obligations owed to the Lender, but in any such event the participant shall not have any rights under this Agreement or the other Loan Documents in respect of its participation and shall only have, as against the Lender, those rights and remedies in respect of such participation as are set forth in the agreement or agreements made between the Lender and such participant relating thereto.

(c) The Lender may at any time, subject, prior to the occurrence of an Event of Default and other than in respect to an assignment by a Lender to one of its Affiliates, to the consent of the Borrower (such consent not to be unreasonably withheld or delayed), assign all or part of the Lender's Commitment and the Obligations then owed to the Lender to one or more Persons (each of which is hereinafter in this Section called the "Assignee Lender") in consideration of the agreement of each such Assignee Lender to advance or hold that percentage of the Lender's Commitment or Obligations owed to the Lender as corresponds with the percentage thereof so assigned to such Assignee (hereinafter called the "Assignee Lender's Commitment" and the "Assignee Lender's Commitment Percentage", respectively).

(d) If the Lender proposes to make any such assignment to a potential Assignee Lender, the Lender shall provide to the Borrower or procure the provision to the Borrower of any material information about such potential Assignee Lender which is generally available in order to assist the Borrower in complying with any applicable laws, treaties and regulations relating to the lending by such potential Assignee Lender and to determine whether to give any required consent by the Borrower under clause (c) above.

(e) If the Lender assigns all or any part of its Commitment hereunder to an Assignee Lender as provided above, all references in this Agreement to the Lender shall thereafter be construed as references to the Lender and such Assignee Lender to the extent of their respective Commitments and, if such Assignee Lender is not an Affiliate of the Lender the Borrower shall thereafter look only to such Assignee Lender (and not to the Lender) in respect of that proportion of such Lender's Commitment as corresponds to such Assignee Lenders' Commitment therein and accordingly the Lender's obligation to provide Advances in accordance with its Commitment hereunder shall be reduced correspondingly and such Assignee Lender shall assume a Commitment equivalent to such reduction in the Lender's Commitment.

(f) The Lender may disclose to a potential participant or potential Assignee Lender (provided that such potential participant or Assignee Lender has been approved by the Borrower, such approval not to be unreasonably withheld) such information concerning or pertaining to the Obligations of the Borrower and its Subsidiaries as is known to the Lender, and may in addition express to any such Person any opinion it may have with respect to any matter, provided such potential participant or potential Assignee Lender covenants in favour of the Borrower and the Lender to only use such information in connection with its evaluation as to whether to take any such participation or assignment and, should it do so, in connection therewith, and to maintain the confidential nature of all such information.

                                                                             61.

SECTION 11.11  GOVERNING LAW.

            This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 11.12 CONSENT TO JURISDICTION.

            The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of any action, suit or proceeding arising out of or relating to this Agreement and the other Loan Documents and the Credit Facility hereby extended and hereby irrevocably agrees that all Claims in respect of any such action, suit or proceeding may be heard and determined in any such Ontario Court. The Borrower hereby irrevocably waives, to the fullest extent it and they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.12 shall affect the right of the Lender to bring any suit, action or proceeding against the Borrower or its assets in the courts of any other jurisdiction.

SECTION 11.13 BINDING EFFECT.

            This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11.14 INTEREST SAVINGS CLAUSE.

            Nothing contained in this Agreement or in any promissory notes made by the Borrower to the Lender or in any of the other Loan Documents shall be construed to permit the Lender to receive at any time interest, fees or other charges in excess of the amounts which the Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Lender by the Borrower, howsoever characterized or computed, hereunder or under any other agreement or instrument evidencing or relating to the Obligations of the Borrower to the Lender hereunder, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Lender shall apply such excess against the Obligations of the Borrower to the Lender then outstanding and, to the extent of any amounts remaining thereafter, refund such excess to the Borrower.

SECTION 11.15 ENTIRE AGREEMENT.

            This Agreement, including the Schedules hereto, constitutes the entire agreement between the Borrower and the Lender and supersedes all prior agreements, whether oral or written, between the Borrower and the Lender in respect of the Credit Facility extended hereby.

                                                                             62.

SECTION 11.16 COUNTERPARTS.

            This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                            [Signature page follows.]

                                                                             63.

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            HUB INTERNATIONAL LIMITED

                            Per: /s/ W. Kirk James                           c/s
                                 --------------------------------------------
                                          Authorized Signing Officer

                            Per: /s/ Marianne D. Paine
                                 --------------------------------------------
                                          Authorized Signing Officer

                            BANK OF MONTREAL

                            Per: /s/
                                 --------------------------------------------
                                          Authorized Signing Officer

                                   SCHEDULE 1

                             FORM OF ADVANCE REQUEST

                                                               [Date of Request]

Bank of Montreal
23rd Floor
1 First Canadian Place
Toronto, Ontario
M5X 1A1

Attention:

Telecopy:

Dear Sirs:

                                 ADVANCE REQUEST

            The undersigned refers to the non-revolving credit agreement (the "Credit Agreement") dated as of the 30th day of March, 2006, between Hub International Limited, as Borrower, and Bank of Montreal, as Lender thereunder. All capitalized terms used herein shall have the respective meanings attributed thereto in the Credit Agreement.

            The undersigned hereby requests, in accordance with Article 2 of the Credit Agreement, the following Advance:

            Requested Advance:

            Type____________________________________________________

                   (specify Type of Advance)

            Amount__________________________________________________

            If BA Advance requested,
            maturity date of Bankers' Acceptances___________________

            If LIBOR Loan requested,
            requested LIBOR Period__________________________________

            Proposed Business Day of such Advance:__________________
                                                   Day/Month/Year

                                                                              2.

            If requested Advance required for conversion of outstanding Advances identify Type, Outstanding Principal Amount and dates of outstanding Advances to be converted________________________________
            ________________________________________________________

            The undersigned hereby confirms that the Advance requested hereby complies with the requirements of the Credit Agreement, that this Advance Request is executed on behalf of the Borrower by representatives of the Borrower duly authorized in that behalf and that no Default or Event of Default has occurred and is continuing or will result from giving effect to the Advance requested hereby.

                                  HUB INTERNATIONAL LIMITED

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE 2

                         FORM OF COMPLIANCE CERTIFICATE

(to be signed by the chief executive officer, the chief financial officer or any other officer of the Borrower acceptable to the Lender)

TO:     BANK OF MONTREAL (the "Lender")

                             COMPLIANCE CERTIFICATE

            The undersigned, , hereby certifies that [he][she] is the of Hub International Limited, a corporation incorporated under the laws of Canada (the "Borrower"), and that, as such, is authorized to execute and deliver this certificate on behalf of the Borrower pursuant to the non-revolving credit agreement (the "Credit Agreement") dated as of the 30th day of March, 2006, between the Borrower and the Lender, and hereby further certifies that:

I. The representations and warranties set forth in Article 8 of the Credit Agreement and in any documents delivered pursuant to the Credit Agreement are true and correct with the same effect as though made on and as of the date of this certificate.

II. The Borrower is in compliance with all of the provisions contained in the Credit Agreement on its part to be observed and performed and as of the date of this certificate and after giving effect to any Advance in respect of which this certificate is delivered, no Default or Event of Default has occurred and is continuing.

III. As of the date of this certificate, the Consolidated Debt is U.S. $ , the Consolidated Net Worth is U.S. $ , the Consolidated Total Capitalization is U.S. $ , the Priority Debt is U.S. $ , the Consolidated Net Income for the last completed fiscal quarter of the Borrower is U.S. $ , the Interest Charges for the last completed fiscal quarter of the Borrower are U.S. $ and the EBITDA for the last completed fiscal quarter of the Borrower is U.S. $ .

IV. As of the date of this certificate, the sum of (a) U.S. $200,000,000, plus
(b) the aggregate amount equal to 25% of the Borrower's Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2003 is U.S. $ .

V. As of the date of this certificate, the Consolidated Debt is % of Consolidated Total Capitalization.

                                                                              2.

VI. As of the date of this certificate, the Priority Debt is % of Consolidated Total Capitalization.

VII. As of the date of this certificate, the EBITDA for the period consisting of the immediately preceding four consecutive fiscal quarters of the Borrower ending on, or most recently ended prior to, such date is U.S. $ and the Interest Charges for such period are U.S. $ .

VIII. As of the date of this certificate, the Minimum Interest Coverage Ratio is :1.

IX. Attached to this certificate are work sheets showing the calculations used to derive the amounts set out above from the financial statements of the Borrower and its Subsidiaries.

            All capitalized terms used herein shall have the respective meanings attributed thereto in the Credit Agreement.

            DATED this          day of          , .

                                   HUB INTERNATIONAL LIMITED

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE 3

                                 REORGANIZATION

                   Reference is made to the Transaction Plan,
                     dated March <>, 2006, attached hereto.

                                 SCHEDULE 8.1(h)

                                  SUBSIDIARIES

                                 SCHEDULE 8.1(l)

                              FINANCIAL STATEMENTS

             Reference is made to item 8 of the Borrower's Form 10-K
               for the period ending December 31, 2005 filed with
              the United States Securities and Exchange Commission
                               on March 13, 2006.